Exhibit 10.4

MONDELĒZ INTERNATIONAL, INC.
AMENDED AND RESTATED 2005 PERFORMANCE INCENTIVE PLAN
(Amended and Restated as of February 3, 2017)

GLOBAL DEFERRED STOCK UNIT AGREEMENT
MONDELĒZ INTERNATIONAL, INC., a Virginia corporation (the “Company”), hereby grants to the employee (the “Employee”) named in the award statement provided to the Employee (the “Award Statement”) as of the date set forth in the Award Statement (the “Grant Date”) pursuant to the provisions of the Mondelēz International, Inc. Amended and Restated 2005 Performance Incentive Plan, as amended from time to time (the “Plan”), Deferred Stock Units (the “Grant”) representing a right to receive a corresponding number of shares of Common Stock of the Company set forth in the Award Statement, upon and subject to the restrictions, terms and conditions set forth below (including the country-specific terms set forth in the attached Appendix A), in the Award Statement and in the Plan. Capitalized terms not otherwise defined in this Global Deferred Stock Unit Agreement (this “Agreement”) shall have the same meaning as defined under the Plan. All references to action of or approval by the Committee shall be deemed to include action of or approval by any other person(s) to whom the Committee has delegated authority to act.
The Grant is subject to the following terms and conditions (including the country-specific terms set forth in Appendix A to this Agreement):
The Employee must either execute and deliver an acceptance of the terms set forth in this Agreement or electronically accept the terms set forth in this Agreement, in the manner and within a period specified by the Committee. The Committee may, in its sole discretion, cancel the Deferred Stock Units if the Employee fails to accept this Agreement and related documents within the specified period or using the procedures for acceptance established by the Committee.
1.    Restrictions. Except as expressly provided in this Agreement, the restrictions on the Deferred Stock Units shall lapse and the Deferred Stock Units shall vest on the Vesting Date shown in the Award Statement (the “Vesting Date”), provided that the Employee remains an active employee of the Mondelēz Group during the entire period commencing on the Grant Date and ending on the Vesting Date.
2.    Termination of Employment Before Vesting Date. Unless determined otherwise by the Committee or except as expressly provided in this Agreement, if the Employee terminated employment with the Mondelēz Group prior to the Vesting Date, the Employee shall forfeit all rights to the Deferred Stock Units and the shares of Common Stock underlying the Deferred Stock Units. If the Employee terminates employment with the Mondelēz Group prior to the Vesting Date due to:
(a)    the Employee’s death or Disability (as defined below in paragraph 21), the restrictions on the Deferred Stock Units shall lapse and the Deferred Stock Units shall become fully vested on the date of death or Disability; or
(b)    upon the Employee’s Retirement (as defined below in paragraph 21), or as otherwise determined by the Committee, and provided the Deferred Stock Units are not otherwise accounted for, or included in, the Employee’s severance or retirement arrangement with the Mondelēz Group and the Employee timely executes a general release and waiver of claims in a form and manner determined by the Company in its sole discretion, then the Deferred Stock Units will vest on a pro-rata basis. The proration amount will be a fraction, the numerator of which is the number of months

(excluding the month of the Grant Date and including partial months thereafter, rounded up to the next whole month) the Employee was actively employed by the Mondelēz Group during the vesting period and the denominator of which is the total number of months in the vesting period.
For purposes of this Agreement, the Employee’s employment shall be deemed to be terminated when he or she is no longer actively employed by the Mondelēz Group (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Employee is employed or the terms of the Employee’s employment agreement, if any). The Employee shall not be considered actively employed during any period for which he or she is receiving, or is eligible to receive, salary continuation, notice period or garden leave payments, or other comparable benefits or through other such arrangements that may be entered into that give rise to separation or notice pay. The Committee shall have the exclusive discretion to determine when the Employee is no longer actively employed for purposes of the Deferred Stock Units. Unless otherwise determined by the Committee, leaves of absence shall not constitute a termination of employment for purposes of this Agreement.
3.    Voting and Dividend Rights. The Employee does not have the right to vote the Deferred Stock Units or receive dividends or dividend equivalents prior to the date, if any, such Deferred Stock Units vest and are paid to the Employee in the form of Common Stock pursuant to the terms hereof. However, the Employee shall receive cash payments (less applicable Tax-Related Items (as defined below)) in lieu of dividends otherwise payable with respect to shares of Common Stock equal in number to the Deferred Stock Units that have not been forfeited, as such dividends are paid.
4.    Transfer Restrictions. This Grant and the Deferred Stock Units are non-transferable and may not be assigned, hypothecated or otherwise pledged and shall not be subject to execution, attachment or similar process. Upon any attempt to effect any such disposition, or upon the levy of any such process, the Grant shall immediately become null and void and the Deferred Stock Units shall be forfeited. These restrictions shall not apply, however, to any payments received pursuant to paragraph 8 below.
5.    Withholding Taxes. The Employee acknowledges that regardless of any action taken by the Company or, if different, the Employee’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Employee's participation in the Plan and legally applicable to the Employee or deemed by the Company or the Employer, in their discretion, to be an appropriate charge to the Employee even if legally applicable to the Company or the Employer (“Tax-Related Items”) is and remains his or her responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. The Employee further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Deferred Stock Units, including the grant, vesting or settlement of the Deferred Stock Units, the receipt of any dividends or cash payments in lieu of dividends, or the subsequent sale of shares of Common Stock; and (b) do not commit to and are under no obligation to structure the terms of the grant of the Deferred Stock Units or any aspect of the Employee’s participation in the Plan to reduce or eliminate his or her liability for Tax-Related Items or achieve any particular tax result. Further, if the Employee becomes subject to any Tax-Related Items in more than one jurisdiction, the Employee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for (including report) Tax-Related Items in more than one jurisdiction.
The Employee acknowledges and agrees that the Company may refuse to issue or deliver shares of Common Stock upon vesting of the Deferred Stock Units if Employee fails to comply with his or her

Tax-Related Items obligations or the Company has not received payment in a form acceptable to the Company for all applicable Tax-Related Items, as well as amounts due to the Company as “hypothetical taxes”, if applicable, pursuant to the then-current international assignment and tax and/or social insurance equalization policies and procedures of the Mondelēz Group, or arrangements satisfactory to the Company for the payment thereof have been made.
In this regard, the Employee authorizes the Company and/or the Employer, in their sole discretion and without any notice or further authorization by the Employee, to satisfy any applicable withholding obligations with regard to all Tax-Related Items legally due by the Employee (or otherwise due by the Employee as set forth in this paragraph 5) and any hypothetical taxes from the Employee’s wages or other cash compensation paid by the Company and/or the Employer or from proceeds of the sale of the shares of Common Stock issued upon vesting of the Deferred Stock Units. Alternatively, or in addition, the Company may (i) deduct the number of Deferred Stock Units having an aggregate value equal to the amount of Tax-Related Items and any hypothetical taxes due from the total number of Deferred Stock Units awarded, vested, paid or otherwise becoming subject to current taxation; (ii) instruct the broker it has selected for this purpose (on the Employee’s behalf and at the Employee’s direction pursuant to this authorization without further consent) to sell any shares of Common Stock that the Employee acquires upon vesting of the Deferred Stock Units to meet the Tax-Related Items withholding obligation and any hypothetical taxes, except to the extent that such a sale would violate any U.S. federal securities law or other applicable law; and/or (iii) satisfy the Tax-Related Items and any hypothetical taxes arising from the granting or vesting of the Deferred Stock Units, as the case may be, through any other method established by the Company. Notwithstanding the foregoing, if the Employee is subject to the short-swing profit rules of Section 16(b) of the Exchange Act, the Company will withhold in shares of Common Stock issuable at vesting of the Deferred Stock Units upon the relevant withholding event or the Committee may determine that a particular method be used to satisfy any required withholding. Finally, the Employee agrees to pay to the Company or the Employer any amount of Tax-Related Items and any hypothetical taxes that the Company or the Employer may be required to withhold or account for as a result of the Employee’s participation in the Plan that cannot be satisfied by the means previously described.
Depending upon the withholding method, the Company may withhold or account for Tax-Related Items and any hypothetical taxes by considering applicable minimum statutory withholding amounts (in accordance with Section 14(d) of the Plan) or other applicable withholding rates in the Employee's jurisdiction(s), including maximum applicable rates, in which case the Employee may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent shares of Common Stock. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, the Employee is deemed to have been issued the full number of shares of Common Stock underlying the Grant, notwithstanding that a number of shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items and/or hypothetical taxes due as a result of any aspect of the Employee’s participation in the Plan.
6.    Death of Employee. If any of the Deferred Stock Units shall vest upon the death of the Employee, any Common Stock received in payment of the vested Deferred Stock Units shall be registered in the name of and delivered to the estate of the Employee.
7.    Payment of Deferred Stock Units. Each Deferred Stock Unit granted pursuant to this Grant represents an unfunded and unsecured promise of the Company to issue to the Employee, on or as soon as practicable, but not later than 30 days, after the date the Deferred Stock Units vest pursuant to paragraph 1 or 2 and otherwise subject to the terms of this Agreement (including the country-specific terms set forth in Appendix A to this Agreement), the value of one share of the Common Stock. Except as otherwise expressly provided and subject to the terms of this Agreement (including Appendix A hereto), such issuance shall be made to the Employee (or, in the event of his or her death to the Employee’s estate or beneficiary as provided above) in the form of Common Stock as soon as practicable following the vesting of the Deferred Stock Units pursuant to paragraph 1 or 2.
8.    Special Payment Provisions. Notwithstanding anything in this Agreement to the contrary, if the Employee (i) is subject to U.S. federal income tax on any part of the payment of the Deferred Stock Units, (ii) is a “specified employee” within the meaning of Section 409A(a)(2)(B) of the Internal Revenue Code (the “Code”), and (iii) will become eligible for Retirement (A) for Deferred Stock Units with a Vesting Date between January 1 and March 15, before the calendar year preceding the Vesting Date and (B) for Deferred Stock Units with a Vesting Date after March 15, before the calendar year in which such Vesting Date occurs, then any payment of Deferred Stock Units under paragraph 7 that is on account of his or her separation from service within the meaning of Section 409A(a)(2)(A)(i) of the Code shall be delayed until six months following such separation from service. In addition, if such an Employee is not vested in his or her Deferred Stock Units, and the Employee (i) becomes eligible for Retirement while employed by a subsidiary or affiliate of the Company that would not be a “service recipient” with respect to the Grant within the meaning of the regulations under Section 409A of the Code or (ii) becomes eligible for Retirement and subsequently transfers to a subsidiary or affiliate of the Company that would not be a “service recipient” with respect to the Grant within the meaning of the regulations under Section 409A of the Code, then the Employee’s Deferred Stock Units shall be paid to the Employee at such time in accordance with paragraph 7 (based on the value of shares of Common Stock at the time of payment), subject to a six-month delay from the date treated as a separation from service within the meaning of Section 409A(a)(2)(A)(i) of the Code.
9.    Restrictions and Covenants.
(a)In addition to such other conditions as may be established by the Company or the Committee, in consideration for making a Grant under the terms of the Plan, the Employee agrees and covenants as follows for a period of twelve (12) months following the date of the Employee’s termination of employment from the Mondelēz Group:

1.
to protect the Mondelēz Group’s legitimate business interests in its confidential information, trade secrets and goodwill, and to enable the Mondelēz Group’s ability to reserve these for the exclusive knowledge and use of the Mondelēz Group, which is of great competitive importance and commercial value to the Mondelēz Group, the Employee, without the express written permission of the Executive Vice President of Human Resources of the Company, will not engage in any conduct in which the Employee contributes his/her knowledge and skills, directly or indirectly, in whole or in part, as an executive, employer, employee, owner, operator, manager, advisor, consultant, agent, partner, director, stockholder, officer, volunteer, intern or any other similar capacity to a competitor or to an entity engaged in the same or similar business as the Mondelēz Group, including those engaged in the business of production, sale or marketing of snack foods (including, but not limited to gum, chocolate, confectionary products, biscuits or any other product or service the Employee has reason to know has been under development by the Mondelēz Group during the Employee’s employment with the Mondelēz Group). The Employee will not engage in any activity that may require or inevitably require the Employee’s use or disclosure of the Mondelēz Group’s confidential information, proprietary information and/or trade secrets;

2.
to protect the Mondelēz Group’s investment in its employees and to ensure the long-term success of the business, the Employee, without the express written permission of the Executive Vice President of Human Resources of the Company, will not directly or indirectly solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Mondelēz Group; and

3.
to protect the Mondelēz Group’s investment in its development of goodwill and customers and to ensure the long-term success of the business, the Employee will not directly or indirectly solicit (including, but not limited to, e-mail, regular mail, express mail, telephone, fax, instant message, SMS text messaging and social media) or attempt to directly or indirectly solicit, contact or meet with the current or prospective customers of the Mondelēz Group for the purpose of offering or accepting goods or services similar to or competitive with those offered by the Mondelēz Group.

The provisions contained herein in paragraph 9 are not in lieu of, but are in addition to the continuing obligation of the Employee (which the Employee acknowledges by accepting any Grant under the Plan) to not use or disclose the Mondelēz Group’s trade secrets or Confidential Information known to the Employee until any particular trade secret or Confidential Information becomes generally known (through no fault of the Employee), whereupon the restriction on use and disclosure shall cease as to that item. For purposes of this agreement, “Confidential Information” includes, but is not limited to, certain sales, marketing, strategy, financial, product, personnel, manufacturing, technical and other proprietary information and material which are the property of the Mondelēz Group. The Employee understands that this list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.
(b)A main purpose of the Plan is to strengthen the alignment of long-term interests between employees and the Mondelēz Group by providing an ownership interest in the Company, and to prevent former employees whose interests become adverse to the Company from maintaining that ownership interest. By acceptance of any Grant (including the Deferred Stock Units) under the Plan, the Employee acknowledges and agrees that if the Employee breaches any of the covenants set forth in paragraph 9(a):

1.	all unvested Grants (including any unvested Deferred Stock Units) shall be immediately forfeited;

2.
the Company may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid or deferred Grants (including the Deferred Stock Units) at any time if the Employee is not in compliance with all terms and conditions set forth in the Plan and this Agreement including, but not limited to, paragraph 9(a);

3.
the Employee shall repay to the Mondelēz Group the net proceeds of any Plan benefit that occurs at any time after the earlier of the following two dates: (i) the date twelve (12) months immediately preceding any such violation; or (ii) the date six (6) months prior to the Employee’s termination of employment with the Mondelēz Group. The Employee shall repay to the Mondelēz Group the net proceeds in such a manner and on such terms and conditions as may be required by the Mondelēz Group, and the Mondelēz Group shall be entitled to set-off against the amount of any such net proceeds any amount owed to the Employee by the Mondelēz Group, in a way that is intended to avoid the application of penalties under Section 409A of the Code, if applicable, or other applicable law. For purposes of this paragraph, net proceeds shall mean the Fair Market Value of the shares of Common Stock less any Tax-Related Items; and

4.
the Mondelēz Group shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security as the Employee acknowledges that such breach would cause the Mondelēz Group to suffer irreparable harm. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.

(c)If any provision contained in this paragraph 9 shall for any reason, whether by application of existing law or law which may develop after the Employee’s acceptance of a Grant under the Plan be determined by a court of competent jurisdiction to be overly broad as to scope of activity, duration or territory, the Employee agrees to join the Mondelēz Group in requesting such court to construe such provision by limiting or reducing it so as to be enforceable to the extent compatible with then applicable law.
(d)Notwithstanding the foregoing, no section of this Agreement is intended to or shall limit, prevent, impede or interfere with the Employee's non-waivable right, without prior notice to the Company, to provide information to, participate in investigations by or testify in proceedings before any federal, state or local government subdivision or agency, including but not limited to the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission, the Occupational Safety and Health Administration, U.S. Department of Justice, the U.S. Congress, or any agency Inspector General, regarding the Mondelēz Group's past or future conduct, or to engage in any activities protected under applicable whistleblower statutes, or to receive and fully retain a monetary award from a government-administered whistleblower award program for providing information directly to a government agency. The Employee does not need prior authorization from the Mondelēz Group to make any such reports or disclosures and is not required to notify the Mondelēz Group that the Employee has made such reports or disclosures.
10.    Clawback Policy/ Forfeiture. The Employee understands and agrees that in the Committee's sole discretion, the Company may cancel all or part of the Deferred Stock Units or require repayment by the Employee to the Company of all or part of any cash payment or shares of Common Stock underlying any vested Deferred Stock Units pursuant to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company, including a violation of paragraph 9 above, from time to time. In addition, any payments or benefits the Employee may receive hereunder shall be subject to repayment or forfeiture as may be required to comply with the requirements under the U.S. Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, rules promulgated by the Commission or any other applicable law, including the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or any securities exchange on which the Common Stock is listed or traded, as may be in effect from time to time.
11.    Original Issue or Transfer Taxes. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to the delivery of the shares of Common Stock underlying the vested Deferred Stock Units, except as otherwise provided in paragraph 5.

12.    Grant Confers No Rights to Continued Employment. Nothing contained in the Plan or this Agreement (including the country-specific terms set forth in Appendix A to this Agreement) shall give any employee the right to be retained in the employment of any member of the Mondelēz Group, affect the right of any Employer to terminate any employee, or be interpreted as forming or amending an employment or service contract with any member of the Mondelēz Group. The adoption and maintenance of the Plan shall not constitute an inducement to, or condition of, the employment of the Employee.
13.    Nature of the Grant. In accepting the Deferred Stock Units, the Employee acknowledges, understands, and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the Grant is exceptional, voluntary and occasional and does not create any contractual or other right to receive future Grants, or benefits in lieu of Deferred Stock Units, even if Deferred Stock Units have been granted in the past;
(c)all decisions with respect to future Grants, if any, will be at the sole discretion of the Committee;
(d)the Employee’s participation in the Plan is voluntary;
(e)the Deferred Stock Units and the shares of Common Stock subject to the Deferred Stock Units, and the income and value of same, are not intended to replace any pension rights or compensation;
(f)the Grant and the shares of Common Stock subject to the Deferred Stock Units, and the income and value of same, are not part of normal or expected compensation or salary for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, leave-related payments, pension, retirement or welfare benefits or similar mandatory payments;
(g)the future value of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted;
(h)unless otherwise agreed with the Company, the Deferred Stock Units and the shares of Common Stock underlying the Deferred Stock Units, and the income and value of same, are not granted as consideration for, or in connection with, the service the Employee may provide as a director of any entity of the Mondelēz Group;
(i)the Employee understands and agrees that the Employee should consult with the Employee’s own personal tax, legal and financial advisors regarding the Employee’s participation in the Plan before taking any action related to the Plan and that the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Employee’s participation in the Plan or Employee’s acquisition or sale of the underlying shares of Common Stock;
(j)unless otherwise provided in the Plan or by the Company in its discretion, the Grant of Deferred Stock Units and the benefits evidenced by this Agreement do not create any entitlement to have the Deferred Stock Units or any such benefits transferred to, or assumed by, another company, nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Company’s Common Stock; and
(k)if the Employee is providing services outside the United States:

i.
the Deferred Stock Units and the shares of Common Stock subject to the Deferred Stock Units, and the income and value of same, are not part of normal or expected compensation or salary for any purpose;

ii.
neither the Company, the Employer nor any member of the Mondelēz Group shall be liable for any foreign exchange rate fluctuation between the Employee’s local currency and the United States Dollar that may affect the value of the Deferred Stock Units or any shares of Common Stock delivered to the Employee upon vesting of the Deferred Stock Units or of any proceeds resulting from the Employee’s sale of such shares; and

iii.
no claim or entitlement to compensation or damages shall arise from forfeiture of the Deferred Stock Units resulting from the termination of the Employee’s employment or other service relationship by the Company or the Employer (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Employee is employed or the terms of his or her employment agreement, if any).

14.    Data Privacy. The Employee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement and any other grant materials (“Data”) by and among the Mondelēz Group for the exclusive purpose of implementing, administering and managing Employee’s participation in the Plan.
The Employee understands that the Mondelēz Group may hold certain personal information about him or her, including, but not limited to, the Employee’s name, home address, email address and telephone number, date of birth, social security, passport or insurance number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, and details of the Deferred Stock Units or any other entitlement to shares of Common Stock or other equivalent benefits awarded, canceled, purchased, exercised, vested, unvested or outstanding in the Employee’s favor, for the exclusive purpose of implementing, administering and managing the Plan.
The Employee understands that Data will be transferred to UBS Financial Services, Inc. (“UBS”), or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Employee understands that Data may also be transferred to the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, KPMG LLP or such other public accounting firm that may be engaged by the Company in the future. The Employee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Employee’s country. If the Employee resides outside the United States, the Employee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Employee’s local human resources representative. The Employee authorizes the Company, UBS, PricewaterhouseCoopers LLP and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Employee’s participation in the Plan. The Employee understands that Data will be held only as long as is necessary to implement, administer and manage the Employee’s participation in the Plan. If the Employee resides outside the United States, the Employee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Employee’s local human resources representative. Further, the Employee understands that the Employee is providing the consents herein on a purely voluntary basis. If the Employee does not consent, or if the Employee later seeks to revoke his or her consent, the Employee’s employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing the Employee’s consent is that the Company would not be able to grant the Employee Deferred Stock Units or other equity awards or administer or maintain such grants. The Employee also understands that the Company has no obligation to substitute other forms of grants or compensation in lieu of the Deferred Stock Units as a consequence of the Employee’s refusal or withdrawal of his or her consent. Therefore, the Employee understands that refusing or withdrawing his or her consent may affect the Employee’s ability to participate in the Plan. For more information on the consequences of the Employee’s refusal to consent or withdrawal of consent, the Employee understands that he or she may contact the Employee’s local human resources representative.
Further, upon request of the Company or the Employer, the Employee agrees to provide an executed data privacy form (or any other agreements or consents) that the Company and/or the Employer may deem necessary to obtain from the Employee for the purpose of administering the Employee’s participation in the Plan in compliance with the data privacy laws in the Employee’s country, either now or in the future. The Employee understands and agrees that he or she will not be able to participate in the Plan if the Employee’s fails to provide any such consent or agreement as requested by the Company and/or the Employer.
15.    Notices. Any notice required or permitted hereunder shall be (i) given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party or (ii) delivered electronically through the Company’s electronic mail system (including any notices delivered by a third-party) and shall be deemed effectively given upon such delivery. Any documents required to be given or delivered to the Employee related to current or future participation in the Plan may also be delivered through electronic means as described in paragraph 16 below.
16.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

17.    Language. The Employee acknowledges that he or she is sufficiently proficient in English, or, alternatively, the Employee acknowledges that he or she will seek appropriate assistance, to understand the terms and conditions in the Agreement. Furthermore, if the Employee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.
18.    Interpretation. The terms and provisions of the Plan (a copy of which will be made available online or furnished to the Employee upon written request to the Office of the Corporate Secretary, Mondelēz International, Inc., Three Parkway North, Deerfield, Illinois 60015, U.S.A.) are incorporated herein by reference. To the extent any provision in the Award Statement or this Agreement is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern. The Committee shall have the right to resolve all questions that may arise in connection with the Grant or this Agreement, including whether the Employee is no longer actively employed. Any interpretation, determination or other action made or taken by the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.
19.    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall be binding upon and inure to the benefit of any successors or assigns of the Company and any person or persons who shall acquire any rights hereunder in accordance with this Agreement, the Award Statement or the Plan.
20.    Entire Agreement; Governing Law. The Award Statement, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Employee with respect to the subject matter hereof, and may not be modified adversely to the Employee’s interest except as provided in the Award Statement, the Plan or this Agreement or by means of a writing signed by the Company and the Employee. Nothing in the Award Statement, the Plan and this Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Award Statement, the Plan and this Agreement are to be construed in accordance with and governed by the substantive laws of the Commonwealth of Virginia, U.S.A., without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the substantive laws of the Commonwealth of Virginia to the rights and duties of the parties. Unless otherwise provided in the Award Statement, the Plan or this Agreement, the Employee is deemed to submit to the exclusive jurisdiction of the Commonwealth of Virginia, U.S.A., and agrees that such litigation shall be conducted in the courts of Henrico County, Virginia, or the federal courts for the United States for the Eastern District of Virginia. This Agreement shall be interpreted and construed in a manner that avoids the imposition of taxes and other penalties under Section 409A of the Code, if applicable, including complying with Section 6(a)(vii) of the Plan in the event of a Change in Control. Notwithstanding the foregoing, under no circumstances shall any member of the Mondelēz Group be responsible for any taxes, penalties, interest or other losses or expenses incurred by the Employee due to any failure to comply with Section 409A of the Code.
21.    Miscellaneous. In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock after the date of this Grant, the Board or the Committee shall make adjustments to the number and kind of shares of Common Stock subject to this Grant, including, but not limited to, the substitution of equity interests in other entities involved in such transactions, to provide for cash payments in lieu of Deferred Stock Units, and to determine whether continued employment with any entity resulting from such a transaction will or will not be treated as continued employment with any member of the Mondelēz Group, in each case subject to any Board or Committee action specifically addressing any such adjustments, cash payments, or continued employment treatment.
For the purposes of this Agreement, (a) the term “Disability” means permanent and total disability as determined under the procedures established by the Company for purposes of the Plan, and (b) the term “Retirement” means, unless otherwise determined by the Committee in its sole discretion, the termination of employment on or after the date the Employee is age 55 or older with at least ten (10) or more years of active continuous employment with the Mondelēz Group.
Notwithstanding the above, if the Company receives an opinion of counsel that there has been a legal judgment and/or legal development in the Employee’s jurisdiction that likely would result in the favorable Retirement treatment (as set forth above) that applies to the Deferred Stock Units being deemed unlawful and/or discriminatory, then the Company will not apply the favorable Retirement treatment at the time of termination and the Deferred Stock Units will be treated as they would under the rules that apply if the Employee’s employment is terminated for reasons other than Retirement, death or Disability.
22.    Compliance With Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Common Stock, the Company shall not be required to deliver any Common Stock issuable upon settlement of the Deferred Stock Units prior to the completion of any registration or qualification of the shares of Common Stock under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the Commission or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Employee understands that the Company is under no obligation to register or qualify the shares of Common Stock with the Commission or any state, provincial or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares of Common Stock. Further, the Employee agrees that the Company shall have unilateral authority to amend the Plan and this Agreement without the Employee’s consent to the extent necessary to comply with securities or other laws applicable to the issuance of shares of Common Stock.
23.    Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
24.    Headings. Headings of paragraphs and sections used in this Agreement are for convenience only and are not part of this Agreement, and must not be used in construing it.
25.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Employee’s participation in the Plan, on the Deferred Stock Units and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons and to require the Employee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
26.    Insider Trading/Market Abuse Laws. The Employee acknowledges that, depending on the Employee's country, broker's country, or where shares of the Company’s Common Stock are listed, the Employee may be subject to insider trading and/or market abuse laws, which may affect the Employee’s ability to accept, acquire, sell or otherwise dispose of shares of Common Stock, rights to such shares (e.g.,

Deferred Stock Units) or rights linked to the value of shares of Common Stock under the Plan during such times as the Employee is considered to have “material nonpublic information” or “insider information” regarding the Company (as defined by the laws or regulations in the relevant jurisdiction). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Employee places before the Employee possessed inside information. Furthermore, the Employee could be prohibited from (i) disclosing inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Third parties include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policy, and the requirements of applicable laws may or may not be consistent with the terms of the Company’s insider trading policy. The Employee acknowledges that it is his or her responsibility to comply with any applicable restrictions, and that the Employee should speak to his or her personal advisor on this matter.
27.    Exchange Control, Tax and Foreign Asset/Account Reporting Requirements. The Employee acknowledges that there may be exchange control, tax, foreign asset and/or account reporting requirements which may affect the Employee’s ability to acquire or hold shares of Common Stock acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on shares of Common Stock acquired under the Plan) in a brokerage, bank account or legal entity outside the Employee’s country. The Employee may be required to report such accounts, balances, assets and/or the related transactions to the tax or other authorities in his or her country. The Employee also may be required to repatriate sale proceeds or other funds received as a result of the Employee’s participation in the Plan to his or her country through a designated bank or broker within a certain time after receipt. The Employee acknowledges that it is the Employee’s responsibility to be compliant with such regulations, and the Employee should consult his or her personal legal advisor for any details.
28.    Appendix. Notwithstanding any provisions in this Agreement, the Deferred Stock Units shall be subject to any terms set forth in the Appendix to this Agreement for the Employee’s country. Moreover, if the Employee relocates to one of the countries included in the Appendix, the terms for such country will apply to the Employee, to the extent the Company determines that the application of such terms is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.
29.    Waiver. The Employee acknowledges that a waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach by the Employee or any other participant of the Plan.
30.    Conformity to Securities Laws. The Employee acknowledges that the Award Statement, the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Commission, including, without limitation, Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Award Statement, the Plan and this Agreement shall be administered, and the Grant is made, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Award Statement, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

***

The Employee acknowledges that the Employee has reviewed the Plan, the Award Statement and this Agreement (including any appendices hereto) in their entirety and fully understands their respective provisions. The Employee agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, the Award Statement or this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed as of the Grant Date.

MONDELĒZ INTERNATIONAL, INC.

Carol J. Ward
Vice President and Corporate Secretary

APPENDIX A

MONDELĒZ INTERNATIONAL, INC.
AMENDED AND RESTATED 2005 PERFORMANCE INCENTIVE PLAN
(Amended and Restated as of February 3, 2017)

ADDITIONAL TERMS AND CONDITIONS OF THE
GLOBAL DEFERRED STOCK UNIT AGREEMENT
This Appendix A includes additional terms and conditions that govern the Deferred Stock Units granted to the Employee under the Plan if he or she resides and/or works in one of the countries listed herein. If the Employee is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Employee is currently residing and/or working, or if the Employee transfers to another country after receiving the Deferred Stock Units, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to the Employee. Certain capitalized terms used but not defined in this Appendix A have the meanings set forth in the Plan and/or the Global Deferred Stock Unit Agreement (the “Agreement”).
This Appendix A also includes information regarding securities, exchange control and certain other issues of which the Employee should be aware with respect to participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2018. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Employee not rely on the information in this Appendix A as the only source of information relating to the consequences of his or her participation in the Plan because the information may be out of date at the time the Employee vests in the Deferred Stock Units or sells shares of Common Stock acquired under the Plan.
In addition, the information contained herein is general in nature and may not apply to the Employee’s particular situation, and the Company is not in a position to assure the Employee of a particular result. Accordingly, the Employee should seek appropriate professional advice as to how the relevant laws in his or her country may apply to the Employee’s situation.
Finally, if the Employee is a citizen or resident of a country other than the one in which he or she is currently working, transfers employment after the Deferred Stock Units are granted, or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to the Employee in the same manner.
ALGERIA
TERMS AND CONDITIONS
Deferred Stock Units Payable Only in Cash. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement (including paragraph 7 of the Agreement), the grant of Deferred Stock Units does not provide any right for the Employee to receive shares of Common Stock upon the Vesting Date. Deferred Stock Units granted to Employees in Algeria shall be paid in cash in an amount equal to the value of the shares of Common Stock on the Vesting Date.

ARGENTINA
TERMS AND CONDITIONS
Restrictions and Covenants. Notwithstanding anything to the contrary in the Agreement, paragraph 9 of the Agreement will not apply to Argentinian Employees .
NOTIFICATIONS
Type of Offering. Neither the grant of Deferred Stock Units, nor the issuance of shares of Common Stock subject to the grant, constitutes a public offering. The offering of the Plan is a private placement and is not subject to the supervision of any Argentine governmental authority.
Exchange Control Information. Following the sale of shares of Common Stock acquired under the Plan and/or the receipt of any dividends paid on such shares of Common Stock, the Employee may be subject to certain restriction in bringing such funds back to Argentina. The Argentine bank handling the transaction may request certain documentation in connection with the request to transfer proceeds into Argentina (e.g., evidence of the sale, proof of the source of funds used to purchase such shares of Common Stock, etc.).
The Employee must comply with any and all Argentine currency exchange restrictions, approvals and reporting requirements in connection with the vesting of Deferred Stock Units.
Foreign Asset/Account Reporting Information. The Employee must report holdings of any equity interest in a foreign company (e.g., shares of Common Stock acquired under the Plan) on his or her annual tax return each year.
AUSTRALIA
TERMS AND CONDITIONS
Nature of Plan. The Plan and the Agreement is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in the Act).
Australian Offer Document. The Employee’s right to participate in the Plan and receive the grant of Deferred Stock Units under the Plan is subject to the terms and conditions as stated in the offer document, the Plan and the Agreement. By accepting the grant of the Deferred Stock Units, the Employee acknowledges and confirms that the Employee has received these documents.
No payment constituting breach of law in Australia. Notwithstanding anything else in the Plan or the Agreement, the Employee will not be entitled to, and shall not claim any benefit (including without limitation a legal right) under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of that Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Further, the Employer is under no obligation to seek or obtain the approval of its shareholders in general meeting for the purpose of overcoming any such limitation or restriction.

NOTIFICATIONS
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on the Employee’s behalf.
AUSTRIA
NOTIFICATIONS
Exchange Control Information. If the Employee holds shares of Common Stock acquired under the Plan or cash (including proceeds from the sale of shares of Common Stock) outside Austria, the Employee must submit a report to the Austrian National Bank as follows: (i) on a quarterly basis if the value of the shares and cash as of the last day of any given quarter meets or exceeds €30,000,000; the deadline for filing the quarterly report is the 15th day of the month following the end of the respective quarter and (ii) on an annual basis if the value of the shares and cash as of December 31 meets or exceeds €5,000,000; the deadline for filing the annual report is January 31 of the following year.
When the Employee sells shares of Common Stock acquired under the Plan, the Employee may be required to comply with certain exchange control obligations if the cash proceeds from the sale are held outside Austria. If the transaction volume of all accounts abroad exceeds €10,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the fifteenth day of the following month.
BAHRAIN
NOTIFICATIONS
Securities Notification. The Agreement does not constitute advertising or an offering of securities in Bahrain, nor does it constitute an allotment of securities in Bahrain. Any shares of Common Stock issued pursuant to the Deferred Stock Units under the Plan shall be deposited into a brokerage account in the United States. In no event will shares of Common Stock be issued or delivered in Bahrain. The issuance of shares of Common Stock pursuant to the Deferred Stock Units described herein has not and will not be registered in Bahrain and hence, the shares of Common Stock described herein may not be admitted or used for offering, placement or public circulation in Bahrain. Accordingly, the Employee may not make any public advertising or announcements regarding the Deferred Stock Units or shares of Common Stock in Bahrain, promote these shares of Common Stock to legal entities or individuals in Bahrain, or sell shares of Common Stock directly to other legal entities or individuals in Bahrain. The Employee acknowledges and agrees that he or she is permitted to sell shares of Common Stock acquired under the Plan through the designated broker appointed under the Plan, if any, provided that the sale of such shares takes place outside of Bahrain through the facilities of a stock exchange on which the shares of Common Stock are listed (i.e., the Nasdaq Global Select Market).
BELGIUM
NOTIFICATIONS

Foreign Asset/Account Reporting Information. The Employee is required to report any securities (e.g., shares of Common Stock acquired under the Plan) or bank accounts established outside of Belgium on his or her annual tax return. In a separate report, Belgium residents are also required to provide the National Bank of Belgium with the account details of any such foreign accounts (including the account number, bank name and country in which any such account was opened). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under Kredietcentrales / Centrales des crédits caption. The Employee should consult a personal tax advisor with respect to the applicable reporting obligations.
Stock Exchange Tax. A stock exchange tax applies to transactions executed by a Belgian resident through a non-Belgian financial intermediary, such as a U.S. broker. The stock exchange tax may apply to transactions under the Plan, such as the sale of shares of Common Stock. The Employee should consult his or her personal tax advisor for details regarding the Employee’s obligations with respect to the stock exchange tax.
BRAZIL
TERMS AND CONDITIONS
Compliance with Law. By accepting the Deferred Stock Units, the Employee acknowledges that he or she agrees to comply with applicable Brazilian laws and pay any and all applicable Tax-Related Items associated with the vesting of the Deferred Stock Units, the receipt of any dividends and the sale of shares of Common Stock acquired under the Plan.
Labor Law Acknowledgment. The Employee agrees, for all legal purposes, (i) the benefits provided under the Agreement and the Plan are the result of commercial transactions unrelated to the Employee’s employment; (ii) the Agreement and the Plan are not a part of the terms and conditions of the Employee’s employment; and (iii) the income from the shares of Common Stock associated with the Deferred Stock Units, if any, is not part of the Employee’s remuneration from employment.
NOTIFICATIONS
Exchange Control Information. Individuals who are resident or domiciled in Brazil are generally required to submit an annual declaration of assets and rights held outside Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000. Assets and rights to be included in this annual declaration include shares of Common Stock acquired under the Plan.
Tax on Financial Transaction (IOF). Repatriation of funds (e.g., sale proceeds from the sale of shares of Common Stock and/or dividends) into Brazil and the conversion of USD into BRL associated with such fund transfers may be subject to the Tax on Financial Transactions. It is the Employee’s responsibility to comply with any applicable Tax on Financial Transactions arising from his or her participation in the Plan. The Employee should consult with his or her personal tax advisor for additional details.
BULGARIA
NOTIFICATIONS
Exchange Control Information. If the Employee receives a payment related to the Plan in Bulgaria in excess of BGN 100,000 (or its equivalent in another currency, e.g., U.S. dollars), the Employee is required to submit a form with information regarding the source of the income to the bank receiving such payment (for statistical purposes) upon transfer or within 30 days of receipt.
In addition, the Employee will be required to file statistical forms with the Bulgarian national bank annually regarding his or her receivables in bank accounts abroad as well as securities held abroad (e.g., shares of Common Stock acquired under the Plan) if the total sum of all such receivables and securities equals or exceeds BGN50,000 as of the previous calendar year end. The reports are due by March 31.
The Employee should contact his or her bank in Bulgaria for additional information regarding these requirements.
CANADA
TERMS AND CONDITIONS
Form of Settlement. Deferred Stock Units granted to employees resident in Canada shall be paid in shares of Common Stock only.
Termination of Employment. The following provision supplements paragraph 2 of the Agreement:
The Employee’s employment with the Mondelēz Group shall be deemed to be terminated and vesting of the Deferred Stock Units will terminate effective as of the date that is the earliest of: (1) the date the Employee’s employment with the Mondelēz Group is terminated, (2) the date the Employee receives notice of termination of employment from the Mondelēz Group, or (3) the date the Employee is no longer actively employed or rendering services to the Mondelēz Group; regardless of the reason for such termination and whether or not later found to be invalid or in breach of any applicable law, including Canadian provincial employment law (including but not limited to statutory law, regulatory law and/or common law) or the terms of the Employee’s employment or service agreement, if any. The Committee shall have the exclusive discretion to determine when the Employee is no longer actively employed or providing services and the termination date for purposes of the Agreement.
The following provisions apply for Employees resident in Quebec:
Data Privacy Notice and Consent. The following provision supplements paragraph 14 of the Agreement:
The Employee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Employee further authorizes the Mondelēz Group and the administrator of the Plan to disclose and discuss the Plan with their advisors. The Employee further authorizes the Mondelēz Group to record such information and to keep such information in his or her employee file.
Language Consent. The parties acknowledge that it is their express wish that the Agreement, including this Appendix A, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Consentement relatif à la langue utilisée. Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

NOTIFICATIONS
Securities Law Information. The Employee is permitted to sell shares of Common Stock acquired under the Plan through the designated broker appointed under the Plan, if any, provided that the sale of such shares takes place outside Canada through the facilities of a stock exchange on which the shares of Common Stock are listed (i.e., the Nasdaq Global Select Market).
Foreign Asset/Account Reporting Information. The Employee is required to report any specified foreign property annually on Form T1135 (Foreign Income Verification Statement) if the total cost of the Employee’s specified foreign property exceeds C$100,000 at any time during the year. The form must be filed by April 30th of the following year. Specified foreign property includes shares of Common Stock acquired under the Plan and may include the Deferred Stock Units. The Deferred Stock Units must be reported--generally at a nil cost--if the $100,000 cost threshold is exceeded because of other specified foreign property the Employee holds. If shares of Common Stock are acquired, their cost generally is the adjusted cost base (“ ACB” ) of the shares of Common Stock. The ACB would normally equal the fair market value of the shares of Common Stock at vesting for Deferred Stock Units, but if the Employee owns other shares of Common Stock, this ACB may have to be averaged with the ACB of the other shares of Common Stock. It is the Employee’s responsibility to comply with applicable reporting obligations.
CHILE
NOTIFICATIONS
Securities Law Information. The offer of Deferred Stock Units constitutes a private offering of securities in Chile effective as of the Grant Date. The offer of Deferred Stock Units is made subject to general ruling N° 336 of the Chilean Superintendence of Securities and Insurance (“SVS”). The offer refers to securities not registered at the securities registry or at the foreign securities registry of the SVS, and, therefore, such securities are not subject to oversight of the SVS. Given that the Deferred Stock Units are not registered in Chile, the Company is not required to provide public information about the Deferred Stock Units or the shares of Common Stock in Chile. Unless the Deferred Stock Units and/or the shares of Common Stock are registered with the SVS, a public offering of such securities cannot be made in Chile.
Esta oferta de Unidades de Acciones Diferidas constituye una oferta privada de valores en Chile y se inicia en la Fecha de la Concesión. Esta oferta de Unidades de Acciones Diferidas se acoge a las disposiciones de la Norma de Carácter General N° 336 de la Superintendencia de Valores y Seguros de Chile (“SVS”). Esta oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la SVS, por lo que tales valores no están sujetos a la fiscalización de ésta. Por tratarse las Unidades de Acciones Diferidas de valores no registrados en Chile, no existe obligación por parte de la Compañía de entregar en Chile información pública respecto de las Unidades de Acciones Diferidas o sus Acciones. Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.
Exchange Control Information. The Employee is not required to repatriate any funds he or she receives with respect to the Deferred Stock Units and/or the shares of Common Stock (e.g., proceeds from the sale of shares of Common Stock or dividends received) to Chile. However, if the Employee decides to repatriate such funds, he or she must do so through the Formal Exchange Market (i.e., a commercial bank or registered foreign exchange office) if the amount of the funds repatriated exceeds US$10,000. Further, if the value of the aggregate investments held by the Employee outside of Chile exceeds US$5,000,000 (e.g., shares of Common Stock and cash proceeds acquired under the Plan), the Employee must report the investments annually to the Central Bank using Annex 3.1 of Chapter XII of the Foreign Exchange Regulations.
Exchange control requirements are subject to change. The Employee should consult with his or her personal legal advisor regarding any exchange control obligations that may apply in connection with the Deferred Stock Units.
Foreign Asset / Account Reporting Information. If the Employee holds shares of Common Stock acquired under the Plan outside Chile, the Employee may be required to inform the Chilean Internal Revenue Service (the “CIRS”) of the details of the Employee’s investment in the shares of Common Stock. Further, if the Employee wishes to receive credit against the Employee’s Chilean income taxes for any taxes paid abroad, the Employee must report the payment of taxes abroad to the CIRS. In either case, the Employee must file Tax Form 1929 by June 30 each year, which should be submitted electronically through the CIRS website: www.sii.cl.
CHINA
TERMS AND CONDITIONS
The following provisions apply to Employees who are People’s Republic of China nationals working in China, as well as to any individuals who are otherwise subject to applicable exchange controls, as determined by the Company:
Settlement of Deferred Stock Units and Sale of Shares. Due to legal restrictions in China, upon the vesting of Deferred Stock Units, the Employee acknowledges that the Deferred Stock Units may be paid to the Employee in cash rather than shares of Common Stock. If shares of Common Stock are issued upon vesting of the Deferred Stock Units, in the Company’s sole discretion, the shares may be required to be immediately sold. Thus, as a condition of the grant of the Deferred Stock Units, the Employee agrees to the immediate sale of any shares of Common Stock issued to Employee upon vesting and settlement of the Deferred Stock Units. The Employee further agrees that the Company is authorized to instruct its designated broker to assist with any mandatory sale of such shares of Common Stock (on the Employee’s behalf pursuant to this authorization) and the Employee expressly authorizes the Company’s designated broker to complete the sale of such shares. Upon any such sale of the shares, the proceeds, less any Tax-Related Items and broker’s fees or commissions, will be remitted to the Employee in accordance with any applicable exchange control laws and regulations.
In the event that the Employee is not required to sell shares of Common Stock immediately upon vesting, any shares of Common Stock issued to the Employee must be maintained in an account with UBS Financial Services, Inc. or such other broker as may be designated by the Company until the shares of Common Stock are sold through that broker. In addition, the Employee acknowledges and agrees that he or she must sell any shares of Common Stock issued upon vesting as soon as practicable following the termination of the Employee’s employment or other service relationship with the Mondelēz Group and in no event later than six (6) months following the termination of the Employee’s employment or other service relationship with the Mondelēz Group, or within any other such time frame the Company determines to be necessary or advisable to comply with local requirements.
Exchange Control Restrictions. The Employee understands and agrees that, due to exchange control laws in China, he or she will be required to immediately repatriate to China any proceeds from the sale of shares of Common Stock acquired from the Deferred Stock Units and any dividends and/or dividend equivalents paid to the Employee in cash. The Employee further understands that, under local law, such repatriation of the cash proceeds will be effected through a special exchange control account established by a member of the Mondelēz Group and the Employee hereby consents and agrees that any cash proceeds received in connection with the Plan will be transferred to such special account prior to being delivered to him or her. The proceeds may be paid in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid in U.S. dollars, the Employee acknowledges that he or she will be required to set up a U.S. dollar bank account in China so that the proceeds may be delivered to this account. If the proceeds are converted to local currency, the Employee acknowledges that the Mondelēz Group is under no obligation to secure any currency conversion rate and may face delays in converting the proceeds to local currency due to exchange control restrictions in China. The Employee agrees to bear any currency fluctuation risk between the date the shares of Common Stock acquired from the Deferred Stock Units are sold or any dividends are paid and the time that (i) the Tax-Related Items are converted to local currency and remitted to the tax authorities and (ii) net proceeds are converted to local currency and distributed to the Employee. The Employee acknowledges that the Mondelēz Group will not be held liable for any delay in delivering the proceeds to the Employee. The Employee agrees to sign any agreements, forms and/or consents that may be requested by the Company or the Company’s designated broker to effectuate any of the remittances, transfers, conversions or other processes affecting the proceeds.
The Employee further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China. For Deferred Stock Units, these additional requirements may include, but are not limited to, a requirement to maintain any shares of Common Stock acquired from the Deferred Stock Units in an account with a Company-designated broker and/or to sell any shares of Common Stock that the Employee receives immediately upon vesting of the Deferred Stock Units (as explained above) or upon termination of the Employee’s service with the Mondelēz Group.
Foreign Asset/Account Reporting Information. Chinese residents may be required to report to the SAFE all details of their foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-Chinese residents, including the Company.
COLOMBIA
TERMS AND CONDITIONS
Labor Law Acknowledgement. The following provision supplements the acknowledgments contained in paragraph 12 of the Agreement:
The Employee acknowledges that pursuant to Article 128 of the Colombian Labor Code, the Plan and related benefits do not constitute a component of the Employee’s “salary” for any legal purpose. Therefore, they will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amount which may be payable.
NOTIFICATIONS
Securities Law Information. The shares of Common Stock are not and will not be registered in the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the shares of Common Stock may not be offered to the public in Colombia. Nothing in this document should be construed as the making of a public offer of securities in Colombia.

Exchange Control Information. Investments in assets located outside Colombia (including shares of the Company’s Common Stock) are subject to registration with the Central Bank (Banco de la República) if the aggregate value of the investments is US$500,000 or more (as of December 31 of the applicable calendar year).
Further, when the Employee sells or otherwise disposes of the shares of Common Stock (or other investments) held abroad, the Employee may choose to keep the resulting sums abroad or to repatriate them to Colombia. If the Employee chooses to repatriate funds to Colombia, the Employee must file Form No. 5 with Banco de la República upon conversion of funds into local currency. The Employee should consult with his or her personal legal advisor to ensure compliance with the applicable requirements.
Foreign Asset/Account Reporting Information. The Employee must file an annual informative return with the Colombian Tax Office detailing any assets (e.g. shares of Common Stock) held abroad. If the individual value of any of these assets exceeds a certain threshold, the Employee must describe each asset and indicate the jurisdiction in which it is located, its nature and its value.
COSTA RICA
There are no country specific provisions.
CZECH REPUBLIC
TERMS AND CONDITIONS
Miscellaneous. The following provision replaces paragraph 21 of the Agreement:
In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock after the date of this Grant, the Board of Directors of the Company or the Committee shall make adjustments to the number and kind of shares of Common Stock subject to this Grant, including, but not limited to, the substitution of equity interests in other entities involved in such transactions, to provide for cash payments in lieu of Deferred Stock Units, and to determine whether continued employment with any entity resulting from such a transaction will or will not be treated as continued employment with any member of the Mondelēz Group, in each case subject to any Board of Directors or Committee action specifically addressing any such adjustments, cash payments, or continued employment treatment.
For purposes of this Agreement, (a) the term “Disability” means permanent and total disability as determined under procedures established by the Company for purposes of the Plan, and (b) the term “Retirement” means, unless otherwise determined by the Committee in its sole discretion, retirement from active employment under a pension plan of the Mondelēz Group, an employment contract with any member of the Mondelēz Group, or a local labor contract, on or after the date specified as normal retirement age in the pension plan or employment contract, if any, under which the Employee is at that time accruing pension benefits for his or her current service (or, in the absence of a specified normal retirement age, the age at which pension benefits under such plan or contract become payable without reduction for early commencement and without any requirement of a particular period of prior service).
NOTIFICATIONS

Exchange Control Information. The Czech National bank may require the Employee to fulfill certain notification duties in relation to the acquisition of Common Stock and the opening and maintenance of a foreign account. However, because exchange control regulations change frequently and without notice, the Employee should consult his or her personal legal advisor prior to the vesting of Deferred Stock Units, sale of Common Stock and before opening any foreign accounts in connection with the Plan to ensure compliance with current regulations. It is the Employee’s responsibility to comply with any applicable Czech exchange control laws.
DENMARK
TERMS AND CONDITIONS
Stock Option Act. The Employee acknowledges that he or she has received an Employer Statement in Danish, which sets forth the additional terms of the Deferred Stock Units to the extent that the Danish Stock Option Act applies.
NOTIFICATIONS
Exchange Control Information. If the Employee establishes an account holding shares or an account holding cash outside Denmark, he or she must report the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local bank. (These obligations are separate from and in addition to the obligations described below.)
Securities/Foreign Asset/Account Reporting Information. If the Employee holds shares of Common Stock acquired under the Plan in a brokerage account with a broker or bank outside Denmark, he or she is required to inform the Danish Tax Administration about the account. For this purpose, the Employee must file a Form V (Erklaering V) with the Danish Tax Administration. The Employee must sign and the broker or bank may sign the Form V. By signing the Form V, the broker or bank undertakes an obligation, without further request each year and not later than on February 1 of the year following the calendar year to which the information relates, to forward information to the Danish Tax Administration concerning the shares of Common Stock in the account. In the event that the applicable broker or bank with which the account is held does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, the Employee acknowledges that he or she is solely responsible for providing certain details regarding the foreign brokerage account and shares of Common Stock deposited therein to the Danish Tax Administration as part of his or her annual income tax return. By signing the Form V, the Employee authorizes the Danish Tax Administration to examine the account.
In addition, if the Employee opens a brokerage account (or a deposit account with a U.S. bank) for the purpose of holding cash outside Denmark, he or she is also required to inform the Danish Tax Administration about this account. To do so, the Employee must file a Form K (Erklaering K) with the Danish Tax Administration. The Form K must be signed both by the Employee and by the applicable broker or bank where the account is held, unless an exemption from the broker/bank signature requirement is granted by the Danish Tax Administration. It is possible to seek the exemption on the Form K, which the Employee can do at the time he or she submits the Form K. By signing the Form K, the broker or bank undertakes an obligation, without further request each year and not later than on February 1 of the year following the calendar year to which the information relates, to forward information to the Danish Tax Administration concerning the content of the deposit account. In the event that the applicable financial institution (broker or bank) with which the account is held, does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, the Employee acknowledges that he or she is solely responsible for providing certain details regarding the foreign brokerage or bank account to the Danish Tax Administration as part of the Employee’s annual income tax return. By signing the Form K, the Employee authorizes the Danish Tax Administration to examine the account.
ECUADOR
There are no country specific provisions.
EGYPT
NOTIFICATIONS
Exchange Control Information. If the Employee transfers funds into or out of Egypt in connection with the Deferred Stock Units, the Employee is required to transfer the funds through a registered bank in Egypt.
FINLAND
There are no country specific provisions.
FRANCE
TERMS AND CONDITIONS
Consent to Receive Information in English. By accepting the Grant, the Employee confirms having read and understood the Plan and Agreement, including all terms and conditions included therein, which were provided in the English language. The Employee accepts the terms of those documents accordingly.
En acceptant cette attribution, le Employé confirme avoir lu et compris le Plan et le Contrat y relatifs, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Employé accepte les dispositions de ces documents en connaissance de cause.
NOTIFICATIONS
Foreign Asset/Account Reporting Information. If the Employee holds shares of Common Stock outside France or maintains a foreign bank account, he or she is required to report such to the French tax authorities when filing his or her annual tax return, including any accounts that were closed during the year. Failure to comply could trigger significant penalties. Further, French residents with foreign account balances exceeding €1,000,000 may have additional monthly reporting obligations.
GERMANY
TERMS AND CONDITIONS
Miscellaneous. The following provision replaces paragraph 21 of the Agreement:
In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock after the date of this Grant, the Board of Directors of the Company or the Committee shall make adjustments to the number and kind of shares of Common Stock subject to this Grant, including, but not limited to, the substitution of equity interests in other entities involved in such transactions, to provide for cash payments in lieu of Deferred Stock Units, and to determine whether continued employment with any entity resulting from such a transaction will or will not be treated as continued employment with any member of the Mondelēz Group, in each case subject to any Board of Directors or Committee action specifically addressing any such adjustments, cash payments, or continued employment treatment.
For purposes of this Agreement, (a) the term “Disability” means permanent and total disability as determined under procedures established by the Company for purposes of the Plan, and (b) the term “Retirement” means, unless otherwise determined by the Committee in its sole discretion, retirement from active employment under a pension plan of the Mondelēz Group, an employment contract with any member of the Mondelēz Group, or a local labor contract, on or after the date specified as normal retirement age in the pension plan or employment contract, if any, under which the Employee is at that time accruing pension benefits for his or her current service (or, in the absence of a specified normal retirement age, the age at which pension benefits under such plan or contract become payable without reduction for early commencement and without any requirement of a particular period of prior service).
NOTIFICATIONS
Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. In case of payments in connection with securities (including proceeds realized upon the sale of shares of Common Stock), the report must be made by the 5th day of the month following the month in which the payment was received. The report must be filed electronically. The form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. The Employee is responsible for satisfying the reporting obligation.
GHANA
NOTIFICATIONS
Exchange Control Information. Foreign exchange transfers out of Ghana are limited to US$10,000 annually. The Employee should consult his or her legal advisor to ensure compliance with current regulations. It is the Employee’s responsibility to comply with Ghana exchange control laws.
GREECE
There are no country specific provisions.
HONDURAS
There are no country specific provisions.
HONG KONG
TERMS AND CONDITIONS
Securities Law Information. Warning: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Employee is advised to exercise caution in relation to the offer. If the Employee is in any doubt about any of the contents of the Agreement, including this Appendix, or the

Plan, the Employee should obtain independent professional advice. The Deferred Stock Units and any shares of Common Stock issued pursuant to the grant do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Mondelēz Group. The Agreement, including this Appendix, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The Deferred Stock Units and any related documentation are intended only for the personal use of each eligible employee of the Mondelēz Group and may not be distributed to any other person.
Form of Settlement. Deferred Stock Units granted to employees resident in Hong Kong shall be paid in shares of Common Stock only.
Sale of Shares. Shares of Common Stock received under the Plan are accepted as a personal investment. In the event the Deferred Stock Units vest and shares of Common Stock are issued to the Employee within six months of the Grant Date, the Employee agrees that he or she will not dispose of the shares of Common Stock acquired prior to the six-month anniversary of the Grant Date.
HUNGARY
There are no country specific provisions.
INDIA
NOTIFICATIONS
Exchange Control Restrictions. The Employee must repatriate and convert into local currency any cash dividends paid on shares of Common Stock within one-hundred eighty (180) days and all proceeds received from the sale of shares of Common Stock to India within ninety (90) days of receipt, or within such other period of time as may be required under applicable regulations. The Employee must maintain the foreign inward remittance certificate received from the bank where the foreign currency is deposited in the event that the Reserve Bank of India or the Employer requests proof of repatriation. It is the Employee’s responsibility to comply with applicable exchange control laws in India.
Foreign Asset/Account Reporting Information. The Employee is required to declare foreign bank accounts and any foreign financial assets (including shares of Common Stock held outside India) in his or her annual tax return. It is the Employee’s responsibility to comply with this reporting obligation and the Employee should consult with his or her personal tax advisor in this regard.
INDONESIA
TERMS AND CONDITIONS
Language Consent and Notification. A translation of the documents relating to this grant into Bahasa Indonesia can be provided to the Employee upon request to Tyas Nugroho, HR Solutions Team Lead, at tnugroho@mdlz.com. By accepting the grant, the Employee (i) confirms having read and understood the documents relating to this grant (i.e., the Plan and the Agreement) which were provided in the English language, (ii) accepts the terms of those documents accordingly, and (iii) agrees not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).

Language Consent and Notification. Terjemahan dari dokumen-dokumen terkait dengan pemberian ini ke Bahasa Indonesia dapat disediakan untuk anda berdasarkan permintaan kepada Tyas Nugroho, HR Solutions Team Lead, at tnugroho@mdlz.com. Dengan menerima hibah, anda (i) anda mengkonfirmasi bahwa anda telah membaca dan mengerti isi dokumen yang terkait dengan pemberian ini yang disediakan untuk anda dalam bahasa Inggris, (ii) Anda menerima syarat dari dokumen-dokumen tersebut, dan (iii) anda setuju bahwa anda tidak akan mengajukan keberatan atas keberlakuan dokumen ini berdasarkan Undang-Undang No. 24 tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan atau Peraturan Presiden pelaksana (ketika diterbitkan).
NOTIFICATIONS
Exchange Control Information. Indonesian residents must provide the Indonesian central bank, Bank of Indonesia, with information on foreign exchange activities via a monthly report submitted online through the Bank of Indonesia’s website. The report is due no later than the fifteenth day of the following month in which the foreign exchange activities occurred or within such other timeframe specified by the Bank of Indonesia.
In addition, if the Employee remits funds into or out of Indonesia, the Indonesian bank through which the transaction is made will submit a report on the transaction to the Bank of Indonesia for statistical reporting purposes. For transactions of USD $10,000 or more, a description of the transaction must be included in the report. Although the bank through which the transaction is made is required to make the report, the Employee must complete a “Transfer Report Form.” The Transfer Report Form will be provided to the Employee by the bank through which the transaction is made.
IRELAND
TERMS AND CONDITIONS
Miscellaneous. The following provision replaces paragraph 21 of the Agreement:
In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock after the date of this Grant, the Board of Directors of the Company or the Committee shall make adjustments to the number and kind of shares of Common Stock subject to this Grant, including, but not limited to, the substitution of equity interests in other entities involved in such transactions, to provide for cash payments in lieu of Deferred Stock Units, and to determine whether continued employment with any entity resulting from such a transaction will or will not be treated as continued employment with any member of the Mondelēz Group, in each case subject to any Board of Directors or Committee action specifically addressing any such adjustments, cash payments, or continued employment treatment.
For purposes of this Agreement, (a) the term “Disability” means permanent and total disability as determined under procedures established by the Company for purposes of the Plan, and (b) the term “Retirement” means, unless otherwise determined by the Committee in its sole discretion, retirement from active employment under a pension plan of the Mondelēz Group, an employment contract with any member of the Mondelēz Group, or a local labor contract, on or after the date specified as normal retirement age in the pension plan or employment contract, if any, under which the Employee is at that time accruing pension benefits for his or her current service (or, in the absence of a specified normal retirement age, the age at which pension benefits under such plan or contract become payable without reduction for early commencement and without any requirement of a particular period of prior service).

NOTIFICATIONS
Director Notification Requirement. If the Employee is a director, shadow director or secretary of an Irish subsidiary or affiliate, the Employee must notify the Irish subsidiary or affiliate in writing if (1) the Employee receives or disposes of an interest exceeding 1% of the Company (e.g., Deferred Stock Units, shares of Common Stock, etc.), (2) the Employee becomes aware of an event giving rise to a notification requirement, or (3) the Employee becomes a director or secretary if such an interest exists at that time. This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director or secretary).
ITALY
TERMS AND CONDITIONS
Data Privacy Notice. The following provision replaces in its entirety paragraph 14 of the Agreement:
The Employee understands that the Mondelēz Group may hold and process certain personal information about the Employee, including, but not limited to, the Employee’s name, home address, email address and telephone number, date of birth, social insurance (to the extent permitted under Italian law), passport or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Mondelēz Group, details of all Deferred Stock Units or other entitlement to shares of Common Stock granted, awarded, canceled, exercised, vested, unvested or outstanding in the Employee’s favor, for the exclusive purpose of implementing, managing and administering the Plan (“Data”).
The Employee also understands that providing the Company with Data is necessary for the performance of the Plan and that the Employee’s refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect the Employee’s ability to participate in the Plan. The Controller of personal data processing is Mondelēz International, Inc., with registered offices at Three Parkway North, Deerfield, Illinois 60015, United States of America, and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is, Mondelēz Italia S.r.L. Via Nizzoli, 3, Milano, Italy 20147.
The Employee understands that Data will not be publicized, but it may be transferred to banks, other financial institutions or brokers involved in the management and administration of the Plan. The Employee understands that Data may also be transferred to the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, KPMG LLP or such other public accounting firm that may be engaged by the Company in the future. The Employee understands that Data may also be transferred to the Company’s stock plan service provider, UBS Financial Services, Inc., or such other administrator that may be engaged by the Company in the future. The Employee further understands that the Mondelēz Group will transfer Data among themselves as necessary for the purpose of implementing, administering and managing the Employee’s participation in the Plan, and that the Mondelēz Group may further transfer Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer of Data to a broker or other third party with whom the Employee may elect to deposit any shares of Common Stock acquired at vesting of the Deferred Stock Units. Such recipients may receive, possess, use, retain and transfer Data in electronic or other form, for the purposes of implementing, administering and managing the Employee’s participation in the Plan. The Employee understands that these recipients may be located in or outside the European Economic Area, such as in the United States or elsewhere. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.
The Employee understands that Data-processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions, as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.
The processing activity, including communication, the transfer of Data abroad, including outside the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require the Employee’s consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the Plan, which represents the legal basis for the processing. The Employee understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, the Employee has the right to, including but not limited to, access, delete, update, correct or terminate, for legitimate reason, the Data processing. The Employee also understands that they have the right to data portability and to lodge a complaint with the Italian supervisory authority. Furthermore, the Employee is aware that Data will not be used for direct marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting the Employee’s local human resources representative.
Plan Document Acknowledgment. In accepting the grant of Deferred Stock Units, the Employee acknowledges that he or she has received a copy of the Plan and the Agreement and has reviewed the Plan and the Agreement, including this Appendix A, in their entirety and fully understands and accepts all provisions of the Plan and the Agreement, including this Appendix A.
The Employee further acknowledges that he or she has read and specifically and expressly approves the following paragraphs of the Global Deferred Stock Unit Agreement: paragraph 1 on Restrictions; paragraph 2 on Termination of Employment Before Vesting Date; paragraph 4 on Transfer Restrictions; paragraph 5 on Withholding Taxes; paragraph 6 on Death of Employee; paragraph 7 on Payment of Deferred Stock Units; paragraph 12 on Grant Confers No Rights to Continued Employment; paragraph 13 on the Nature of the Grant; paragraph 16 on Electronic Delivery and Acceptance; paragraph 17 on Language; paragraph 20 on Entire Agreement; Governing Law; paragraph 21 on Miscellaneous; paragraph 22 on Compliance With Law; paragraph 25 on Imposition of Other Requirements; paragraph 26 on Insider Trading/Market Abuse Laws; paragraph 29 on Waiver; and the Data Privacy Notice included in this Appendix A.
NOTIFICATIONS
Foreign Asset/Account Reporting Information. Italian residents who, during the fiscal year, hold investments abroad or foreign financial assets (e.g., cash, shares of Common Stock, Deferred Stock Units) which may generate income taxable in Italy are required to report such on their annual tax returns (UNICO Form, RW Schedule) or on a special form if no tax return is due. The same reporting obligations apply to Italian residents who, even if they do not directly hold investments abroad or foreign financial assets (e.g., cash, shares of Common Stock, Deferred Stock Units), are beneficial owners of the investment pursuant to Italian money laundering provisions.
Foreign Financial Assets Tax. The fair market value of any shares of Common Stock held outside Italy is subject to a foreign assets tax. The fair market value is considered to be the value of the shares of Common Stock on the Nasdaq Global Select Market on December 31 of each year or on the last day the Employee held the shares (in such case, or when the shares of Common Stock are acquired during the course of the year, the tax is levied in proportion to the actual days of holding over the calendar year). The Employee should consult with his or her personal tax advisor about the foreign financial assets tax.
JAPAN
NOTIFICATIONS
Foreign Asset/Account Reporting Information. The Employee will be required to report details of any assets held outside Japan as of December 31st (including any shares of Common Stock acquired under the Plan) to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15th each year. The Employee should consult with his or her personal tax advisor as to whether the reporting obligation applies to the Employee and whether the Employee will be required to include details of any outstanding Deferred Stock Units, shares of Common Stock or cash held by the Employee in the report.
KENYA
Tax Registration Notification. Under Tax Procedure Act, 2015, the Employee is required to complete and submit a tax registration application to the Commissioner of Income Tax within 30 days of first vesting in the Deferred Stock Units. The registration should be completed through the online portal “I TAX” and is a one-time only registration. The Employee is solely responsible for ensuring compliance with all registration requirements in Kenya.
LEBANON
Securities Law Information. The Plan does not constitute the marketing or offering of securities in Lebanon pursuant to Law No. 161 (2011), the Capital Markets Law. Offerings under the Plan are being made only to eligible employees of the Mondelēz Group.
LITHUANIA
There are no country specific provisions.
MALAYSIA
TERMS AND CONDITIONS
Data Privacy Notice. The following provision replaces in its entirety paragraph 14 of the Agreement:

The Employee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Employee’s personal data as described in this Agreement and any other Deferred Stock Unit grant materials (“Data”) by and among, as applicable, the Employer and the Mondelçz Group for the exclusive purpose of implementing, administering and managing the Employee’s participation in the Plan. The Data is supplied by the Employer and also by the Employee through information collected in connection with the Agreement and the Plan.
The Employee understands that the Company and the Employer may hold certain personal information about the Employee, including, but not limited to, the Employee’s name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Deferred Stock Units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Employee’s favor, for the exclusive purpose of implementing, administering and managing the Plan.
The Employee understands that Data will be transferred to UBS Financial Services, Inc. (“UBS”), or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Employee understands that Data may also be transferred to the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, or such other public accounting firm that may be engaged by the Company in the future.

Pekerja dengan ini secara eksplisit dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi Pekerja seperti yang diterangkan dalam Perjanjian ini serta mana-mana bahan-bahan geran Unit Saham Tertunda (“Data”) oleh dan di antara, seperti mana yang terpakai, Majikan serta Kumpulan Mondelez untuk tujuan ekslusif bagi melaksanakan, mentadbir dan menguruskan penyertaan Pekerja dalam Pelan. Data telah dibekalkan oleh pihak Majikan dan juga oleh Pekerja melalui informasi yang telah dikumpul berkaitan dengan Perjanjian dan Pelan.
Pekerja memahami bahawa Syarikat dan Majikan mungkin memegang maklumat peribadi tertentu tentang Pekerja, termasuk, tetapi tidak terhad kepada, nama Pekerja, alamat rumah dan nombor telefon, almat emal, tarikh lahir, insurans sosial, nombor pasport atau pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa syer dalam Saham atau jawatan pengarah yang dipegang dalam Syarikat, maklumat berkaitan semua Unit Saham Tertunda atau apa-apa kelayakan lain untuk syer dalam saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan bagi faedah Pekerja, untuk tujuan eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan tersebut.
Pekerja memahami bahawa Data tersebut akan dipindahkan ke UBS Financial Services, Inc. (“UBS”) atau pembekal perkhidmatan pelan saham lain yang mungkin dipilih oleh Syarikat pada masa hadapan, yang membantu Syarikat melaksanakan, mentadbir dan menguruskan Pelan tersebut. Pekerja memahami bahawa Data juga mungkin dipindahkan kepada firma akauntansi awam berdaftar bebas Syarikat, PricewaterhouseCoopers LLP, atau firma akauntansi awam lain yang mungkin digunakan oleh Syarikat pada masa hadapan.

.  The Employee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Employee’s country. The Employee understands that the Employee may request a list with the names and addresses of any potential recipients of the Data by contacting the Employee’s local human resources representative at Mondelez Sales Sdn Bhd, Level 9, 1 First Avenue, 2A, Dataran Bandar Utama, Bandar Utama Damasara, 47800 Petaling Jaya, Selangor, Malaysia. The Employee authorizes the Company, UBS and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Employee’s participation in the Plan. The Employee understands that Data will be held only as long as is necessary to implement, administer and manage the Employee’s participation in the Plan. The Employee understands that the Employee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Employee’s local human resources representative. Further, the Employee understands that he or she is providing the consents herein on a purely voluntary basis. If the Employee does not consent, or if the Employee later seeks to revoke his or her consent, his or her employment status or service and career with the Employer will not be adversely affected; the only consequence of refusing or withdrawing the Employee’s consent is that the Company would not be able to grant the Employee Deferred Stock Units or other equity awards or administer or maintain such awards. The Employee also understands that the Company has no obligation to substitute other forms of awards or compensation in lieu of the Deferred Stock Units as a consequence of the Employee’s refusal or withdrawal of his or her consent. Therefore, the Employee understands that refusing or withdrawing his or her consent may affect the Employee’s ability to participate in the Plan. For more information on the consequences of the Employee’s refusal to consent or withdrawal of consent, the Employee understands that he or she may contact his or her local human resources representative.

Pekerja turut memahami bahawa penerima Data mungkin berada di Amerika Syarikat atau negara lain dan negara asal penerima Data (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang data peribadi serta perlindungan yang berbeza daripada negara asal Pekerja. Pekerja memahami bahawa Pekerja boleh meminta satu senarai yang mengandungi nama dan alamat penerima-penerima Data yang berpotensi dengan menghubungi wakil sumber manusia tempatan Pekerja di Mondelez Sales Sdn Bhd, Level 9, 1 First Avenue, 2A, Dataran Bandar Utama, Bandar Utama Damasara, 47800 Petaling Jaya, Selangor, Malaysia.
Pekerjadengan ini membenarkan Syarikat, UBS dan mana-mana pihak yang mungkin menerima Data yang mungkin membantu pihak Syarikat (sekarang atau pada masa hadapan) dengan melaksanakan, mentadbir dan menguruskan Pelan untuk menerima, mempunya, mengguna, menyimpan serta memindah Data tersebut, dalam bentuk elektronik atau lain-lain, bagi tujuan tunggal untuk melaksana, mentadbir dan mengurus penyertaan Pekerja dalam Pelan. Pekerja memahami bahawa Data hanya akan disimpan untuk tempoh yang diperlukan untuk melaksana, mentadbir, dan mengurus penyertaan Pekerja dalam Pelan. Pekerja memahami bahawa Pekerja boleh, pada bila-bila masa, melihat Data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes tanpa sebarang kos, dengan menghubungi secara bertulis wakil sumber manusia tempatannya. Selanjutnya, Pekerja memahami bahawa Pekerja memberikan persetujuan di sini secara sukarela. Jikalau, Pekerja tidak bersetuju, atau sekiranaya Pekerja kemudiannya membatalkan persetujuannya, status pekerjaan atau perkhidmatan dan kerjaya Pekerja dengan Majikan tidak akan terjejas; satu-satunya akibat jika Pekerja tidak bersetuju atau menarik balik persetujuan Pekerja adalah bahawa Syarikat tidak akan dapat memberikan kepada Pekerja opsyen atau anugerah-anugerah ekuiti yang lain atau mentadbir atau mengekalkan anugerah tersebut. Pekerja turut memahami bahawa pihak Syarikat tidak mempunyai sebarang kewajiban untuk menggantikan bentuk anugerah yang lain atau memberikan sebarang bentuk kompensasi sebagai pengganti opsyen disebabkan keengganan atau penarikan balik persetujuan Pekerja. Oleh kerana itu, Pekerja memahami bahawa keengganan atau penarikan balik persetujuan Pekerja boleh menjejaskan keupayaan Pekerja untuk mengambil bahagian dalam Pelan. Untuk maklumat lanjut mengenai akibat keengganan Pekerja untuk memberikan keizinan atau penarikan balik keizinan, Pekerja memahami bahawa Pekerja boleh menghubungi wakil sumber manusia tempatannya.

NOTIFICATIONS
Director Notification Obligation. If the Employee is a director of the Company’s Malaysian subsidiary or affiliate, the Employee is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian subsidiary or affiliate in writing when the Employee receives or disposes of an interest (e.g., Deferred Stock Units or shares of Common Stock) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.
MEXICO
TERMS AND CONDITIONS
Labor Law Policy. In accepting the grant of the Deferred Stock Units, the Employee expressly recognizes that Mondelēz International, Inc., with registered offices at Three Parkway North, Deerfield, Illinois 60015, U.S.A., is solely responsible for the administration of the Plan and that the Employee’s participation in the Plan and acquisition of shares of Common Stock do not constitute an employment relationship between the Employee and Mondelēz International, Inc. since the Employee is participating in the Plan on a wholly commercial basis and his or her sole Employer is Servicios Integrales Mondelez, S. de R.L. de C.V., located at H. Congreso de la Union 5840, Colonia Tres Estrellas, Mexico City, CP 07820 Mexico. Based on the foregoing, the Employee expressly recognizes that the Plan and the benefits that he or she may derive from participating in the Plan do not establish any rights between the Employee and the Employer, Servicios Integrales Mondelez, S. de R.L. de C.V., and do not form part of the employment conditions and/or benefits provided by Servicios Integrales Mondelez, S. de R.L. de C.V., and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Employee’s employment.
The Employee further understands that his or her participation in the Plan is as a result of a unilateral and discretionary decision of Mondelēz International, Inc.; therefore, Mondelēz International, Inc. reserves the absolute right to amend and/or discontinue the Employee’s participation at any time without any liability to the Employee.
Plan Document Acknowledgment. By accepting the Deferred Stock Units, the Employee acknowledges that he or she has received copies of the Plan, has reviewed the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement.
In addition, by accepting the Agreement, the Employee further acknowledges that he or she has read and specifically and expressly approves the terms and conditions in paragraph 13 of the Agreement (“Nature of the Grant.”), in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) none of the Company or any Parent, Subsidiary or Affiliate is responsible for any decrease in the value of the shares of Common Stock underlying the Deferred Stock Units.
Finally, the Employee hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against Mondelēz International, Inc. for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and the Employee therefore grants a full and broad release to Mondelēz International, Inc., its affiliates, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.
TÉRMINOS Y CONDICIONES
Política Laboral y Reconocimiento/Aceptación. Al aceptar el otorgamiento de las Acciones Diferidas, el Empleado expresamente reconoce que Mondelēz International, Inc., con domicilio registrado ubicado en Three Parkway North, Deerfield, Illinois 60015, U.S.A., es la única responsable por la administración del Plan y que la participación del Empleado en el Plan y en su caso la adquisición de Acciones no constituyen ni podrán interpretarse como una relación de trabajo entre el Empleado y Mondelēz International, Inc., ya que el Empleado participa en el Plan en un marco totalmente comercial y su único Patrón lo es Servicios Integrales Mondelez, S. de R.L. de C.V. con domicilio en H. Congreso de la Union 5840, Colonia Tres Estrellas, Mexico, D.F. 07820 Mexico. Derivado de lo anterior, el Empleado expresamente reconoce que el Plan y los beneficios que pudieran derivar de la participación en el Plan no establecen derecho alguno entre el Empleado y el Patrón, Servicios Integrales Mondelez, S. de R.L. de C.V. y no forma parte de las condiciones de trabajo y/o las prestaciones otorgadas por Servicios Integrales Mondelez, S. de R.L. de C.V. y que cualquier modificación al Plan o su terminación no constituye un cambio o impedimento de los términos y condiciones de la relación de trabajo del Empleado.
Asimismo, el Empleado reconoce que su participación en el Plan es resultado de una decisión unilateral y discrecional de Mondelēz International, Inc.; por lo tanto, Mondelēz International, Inc. se reserva el absoluto derecho de modificar y/o terminar la participación del Empleado en cualquier momento y sin responsabilidad alguna frente el Empleado.
Reconocimiento del Plan de Documentos. Al aceptar el otorgamiento de las Acciones Diferidas, el Empleado reconoce que ha recibido copias del Plan, que ha revisado el Plan y el Acuerdo en su totalidad y que entiende y acepta completamente todas las disposiciones contenidas en el Plan y en el Acuerdo.
Adicionalmente, al aceptar el Acuerdo, el Empleado reconoce que ha leído y que aprueba específica y expresamente los términos y condiciones contenidos en el párrafo 13 del Acuerdo ("La Naturaleza del Otorgamiento") en el cual se encuentra claramente descrito y establecido lo siguiente: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el mismo es ofrecido por la Compañía de forma completamente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) ni la Compañíao cualqiuer Sociedad controlante, Subsidiaria o Filial son responsables por ninguna disminución en el valor de las Acciones subyacentes de las Acciones Diferidas.
Finalmente, el Empleado por este medio declara que no se reserve derecho o acción alguna que ejercitar en contra de Mondelēz International, Inc. por cualquier compensación o daño en relación con las disposiciones del Plan o de los beneficios derivados del Plan y por lo tanto, el Empleado otorga el más amplio finiquito que en derecho proceda a Mondelēz International, Inc., sus afiliadas, subsidiarias, oficinas de representación, sus accionistas, funcionarios, agentes o representantes legales en relación con cualquier demanda que pudiera surgir.
MOROCCO
TERMS AND CONDITIONS
Deferred Stock Units Payable Only in Cash. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement (including paragraph 7 of the Agreement), the grant of Deferred Stock Units does not provide any right for the Employee to receive shares of Common Stock upon the Vesting

Date. Deferred Stock Units granted to Employees in Morocco shall be paid in cash in an amount equal to the value of the shares of Common Stock on the Vesting Date.
NETHERLANDS
TERMS AND CONDITIONS
Miscellaneous. The following provision replaces paragraph 21 of the Agreement:
In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock after the date of this Grant, the Board of Directors of the Company or the Committee shall make adjustments to the number and kind of shares of Common Stock subject to this Grant, including, but not limited to, the substitution of equity interests in other entities involved in such transactions, to provide for cash payments in lieu of Deferred Stock Units, and to determine whether continued employment with any entity resulting from such a transaction will or will not be treated as continued employment with any member of the Mondelēz Group, in each case subject to any Board of Directors or Committee action specifically addressing any such adjustments, cash payments, or continued employment treatment.
For purposes of this Agreement, (a) the term “Disability” means permanent and total disability as determined under procedures established by the Company for purposes of the Plan, and (b) the term “Retirement” means, unless otherwise determined by the Committee in its sole discretion, retirement from active employment under a pension plan of the Mondelēz Group, an employment contract with any member of the Mondelēz Group, or a local labor contract, on or after the date specified as normal retirement age in the pension plan or employment contract, if any, under which the Employee is at that time accruing pension benefits for his or her current service (or, in the absence of a specified normal retirement age, the age at which pension benefits under such plan or contract become payable without reduction for early commencement and without any requirement of a particular period of prior service).
NEW ZEALAND
NOTIFICATIONS
Securities Law Information. WARNING: The Employee is being offered Deferred Stock Units which allows the Employee to acquire shares of Common Stock in accordance with the terms of the Plan and the Agreement. The shares of Common Stock, if issued, give the Employee a stake in the ownership of the Company. The Employee may receive a return if dividends are paid.
If the Company runs into financial difficulties and is wound up, the Employee will be paid only after all creditors and holders of preference shares have been paid. The Employee may lose some or all of his or her investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision.
The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, the Employee may not be given all the information usually required. The Employee will also have fewer other legal protections for this investment.

The Employee understands that he or she should ask questions, read all documents carefully, and seek independent financial advice before participating in the Plan.
The shares of Common Stock are quoted and approved for trading on the Nasdaq Global Select Market in the United States of America. This means that, if the Employee acquires shares of Common Stock under the Plan, the Employee may be able to sell his or her investment on the Nasdaq if there are interested buyers. The price will depend on the demand for the shares of Common Stock.
For information on risk factors impacting the Company’s business that may affect the value of the shares of Common Stock, the Employee should refer to the risk factors discussion in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s website at http://ir.mondelezinternational.com/sec.cfm.
NIGERIA
There are no country specific provisions.
NORWAY
There are no country specific provisions.
PAKISTAN
NOTIFICATIONS
Exchange Control Information. The Employee is required immediately to repatriate to Pakistan the proceeds from the sale of any Common Stock acquired from participation in Plan, including the proceeds from the sale of Common Stock acquired upon vesting of the Deferred Stock Units. The proceeds must be converted into local currency and the receipt of proceeds must be reported to the State Bank of Pakistan (the “SBP”) by filing a “Proceeds Realization Certificate” issued by the bank converting the proceeds with the SBP. The repatriated amounts cannot be credited to a foreign currency account. The Employee should consult his or her personal advisor prior to repatriation of the sale proceeds to ensure compliance with applicable exchange control regulations in Pakistan, as such regulations are subject to frequent change. The Employee is responsible for ensuring compliance with all exchange control laws in Pakistan.
PERU
TERMS AND CONDITIONS
Labor Law Acknowledgement. The following provision supplements the acknowledgment contained in paragraph 12 of the Agreement:
By accepting the Deferred Stock Units, the Employee acknowledges, understands and agrees that the Deferred Stock Units are being granted ex gratia to the Employee with the purpose of rewarding him or her.
NOTIFICATIONS

Securities Law Information. The grant of Deferred Stock Units is considered a private offering in Peru; therefore, it is not subject to registration. For more information concerning this offer, please refer to the Plan, the Agreement and any other grant documents made available to you by the Company. For more information regarding the Company, please refer to the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q available at www.sec.gov.
PHILIPPINES
NOTIFICATIONS
Securities Law Information. This offering is subject to exemption from the requirements of securities registration with the Philippines Securities and Exchange Commission, under Section 10.1 (k) of the Philippine Securities Regulation Code.
THE SECURITIES BEING OFFERED OR SOLD HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES REGULATION CODE. ANY FURTHER OFFER OR SALE THEREOF IS SUBJECT TO REGISTRATION REQUIREMENTS UNDER THE CODE UNLESS SUCH OFFER OR SALE QUALIFIES AS AN EXEMPT TRANSACTION.
For further information on risk factors impacting the Company’s business that may affect the value of the shares of Common Stock, the Employee may refer to the risk factors discussion in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company's website at http://ir.mondelezinternational.com/sec.cfm. In addition, the Employee may receive, free of charge, a copy of the Company's Annual Report, Quarterly Reports or any other reports, proxy statements or communications distributed to the Company's stockholders by contacting Office of the Corporate Secretary, Mondelēz International, Inc., Three Parkway North, Deerfield, Illinois 60015, U.S.A.
The Employee acknowledges he or she is permitted to dispose or sell shares of Common Stock acquired under the Plan provided the offer and resale of such shares takes place outside the Philippines through the facilities of a stock exchange on which the shares of Common Stock are listed. The shares of Common Stock are currently listed on the Nasdaq Global Select Market in the United States of America.
POLAND
NOTIFICATIONS
Exchange Control Information. Polish residents who maintain bank or brokerage accounts holding cash and foreign securities (including shares of Common Stock) abroad must report information to the National Bank of Poland on transactions and balances of the securities deposited in such accounts if the value of such transactions or balances (calculated individually or together with other assets or liabilities held abroad) exceeds PLN 7,000,000. If required, the reports are due on a quarterly basis. Polish residents are also required to transfer funds through a bank account in Poland if the transferred amount in any single transaction exceeds a specified threshold (currently €15,000, however, if the transfer of funds is connected with the business activity an entrepreneur, the threshold is PLN 15,000). Further, upon the request of a Polish bank, Polish residents are required to inform the bank about all foreign exchange transactions performed through such bank. In addition, Polish residents are required to store documents connected with any foreign exchange transaction for a period of five years from the date the transaction occurred.

PORTUGAL
TERMS AND CONDITIONS
Language Consent. The Employee hereby expressly declares that he or she has full knowledge of the English language and has read, understood and fully accepted and agreed with the terms and conditions established in the Plan and the Agreement.
Conhecimento da Lingua. O Contratado, pelo presente instrumento, declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo de Atribuição (“Agreement” em inglês).
NOTIFICATIONS
Exchange Control Information. If the Employee acquires shares of Common Stock under the Plan and does not hold the shares of Common Stock with a Portuguese financial intermediary, he or she may need to file a report with the Portuguese Central Bank. If the shares of Common Stock are held by a Portuguese financial intermediary, it will file the report for the Employee.
PUERTO RICO
There are no country specific provisions.
ROMANIA
NOTIFICATIONS
Exchange Control Information. If the Employee deposits proceeds from the sale of Common Stock in a bank account in Romania, the Employee may be required to provide the Romanian bank assisting with the transaction with appropriate documentation explaining the source of the income. The Employee should consult with a personal legal advisor to determine whether the Employee will be required to submit such documentation to the Romanian bank.
RUSSIA
TERMS AND CONDITIONS
U.S. Transaction. The Employee understands that acceptance of the grant of Deferred Stock Units results in a contract between the Employee and the Company completed in the United States and that the Agreement is governed by the laws of the Commonwealth of Virginia, without regard to choice of law principles thereof. Any Common Stock to be issued upon vesting of the Deferred Stock Units shall be delivered to the Employee through a brokerage account in the U.S. The Employee may hold the Common Stock in his or her brokerage account in the U.S.; however, in no event will Common Stock issued to the Employee under the Plan be delivered to the Employee in Russia. The Employee is not permitted to sell the Common Stock directly to other Russian legal entities or individuals.
Settlement of Deferred Stock Units and Sale of Shares. Notwithstanding anything to the contrary in the Agreement, depending on the development of local regulatory requirements, the Employee acknowledges that the Deferred Stock Units may be paid to the Employee in cash rather than shares of Common Stock. If shares of Common Stock are issued upon vesting of the Deferred Stock Units, in the

Company’s sole discretion, the shares may be required to be immediately sold. The Employee further agrees that the Company is authorized to instruct its designated broker to assist with any mandatory sale of such shares of Common Stock (on the Employee’s behalf pursuant to this authorization) and the Employee expressly authorizes the Company’s designated broker to complete the sale of such shares. Upon any such sale of the shares, the proceeds, less any Tax-Related Items and broker’s fees or commissions, will be remitted to the Employee in accordance with any applicable exchange control laws and regulations.
Securities Law Information. The Employee acknowledges that the Agreement, the grant of Deferred Stock Units, the Plan and all other materials the Employee may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. Absent any requirement under local law, the issuance of securities pursuant to the Plan has not and will not be registered in Russia and therefore, the securities described in any Plan-related documents may not be used for offering or public circulation in Russia.
Data Privacy. The following provision supplements paragraph 14 of the Agreement:
The Employee understands and agrees that he or she must complete and return a Consent to Processing of Personal Data (the “Consent”) form to the Company. Further, the Employee understands and agrees that if the Employee does not complete and return a Consent form to the Company, the Company will not be able to grant Deferred Stock Units to the Employee or other Grants or administer or maintain such Grants. Finally, the Employee understands that the Company has no obligation to substitute other forms of Grants or compensation in lieu of the Deferred Stock Units if the Employee fails to complete and return the Consent. Therefore, the Employee understands that refusing to complete a Consent form or withdrawing his or her consent may affect the Employee’s ability to participate in the Plan.
NOTIFICATIONS
Exchange Control Information. Within a reasonably short time after the sale of shares of Common Stock acquired under the Plan, the cash proceeds must be initially credited to the Employee through a foreign currency account at an authorized bank in Russia. After the proceeds are initially received in Russia, they may be further remitted to foreign banks subject to the following limitations: (i) the foreign account may be opened only for individuals; (ii) the foreign account may not be used for business activities; and (iii) the Russian tax authorities must be given notice about the opening/closing of each foreign account within one month of the account opening/closing.
As an express statutory exception to this requirement, cash dividends paid on shares of Common Stock can be paid directly into a foreign bank or brokerage account opened with a foreign bank located in Organisation for Economic Cooperation Development (“OECD”) or Financial Action Task Force (“FATF”) countries without first remitting them to a bank account in Russia. Additionally, as of January 1, 2018, cash proceeds from the sale of securities listed on one of the foreign stock exchanges on the list provided for by the Russian Federal law “On the Securities Market” (such as shares of Common Stock acquired under the Plan) can also be paid directly to a foreign bank or brokerage account opened with a bank located in an OECD or FATF country. Other statutory exceptions may apply, and the Employee should consult with his or her personal legal advisor in this regard.
The Employee should contact his or her personal advisor before any Deferred Stock Units vest or shares of Common Stock are sold, as significant penalties may apply in the case of non-compliance with exchange control requirements, and because such exchange control requirements may change.

Labor Law Information. If the Employee continues to hold shares of Common Stock acquired at vesting of Deferred Stock Units after an involuntary termination of employment, the Employee will not be eligible to receive unemployment benefits in Russia.
Foreign Asset/Account Reporting Information. Russian residents are required to notify Russian tax authorities within one (1) month of opening, closing or changing the details of a foreign account. Russian residents also are required to report (i) the beginning and ending balances in such a foreign bank accounts each year and (ii) transactions related to such foreign accounts during the year to the Russian tax authorities, on or before June 1 of the following year. The tax authorities can require the Employee to provide appropriate supporting documents related to transactions in a foreign bank account. The Employee is encouraged to contact his or her personal advisor before remitting proceeds from participation in the Plan to Russia as exchange control requirements may change.
Anti-Corruption Information. Anti-corruption laws prohibit certain public servants, their spouses and their dependent children from owning any foreign source financial instruments (e.g., shares of foreign companies such as the Company). Accordingly, the Employee should inform the Company if the Employee is covered by these laws because the Employee should not hold shares of Common Stock acquired under the Plan.
SAUDI ARABIA
TERMS AND CONDITIONS
Deferred Stock Units Payable Only in Cash. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement (including paragraph 7 of the Agreement), the grant of Deferred Stock Units does not provide any right for the Employee to receive shares of Common Stock upon the Vesting Date. Deferred Stock Units granted to Employees in Saudi Arabia shall be paid in cash in an amount equal to the value of the shares of Common Stock on the Vesting Date less any Tax-Related Items.
NOTIFICATIONS
Securities Law Information. This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted (e.g., Participants) under the Offers of Securities Regulations issued by the Capital Market Authority.
The Capital Market Authority does not make any representation as to the accuracy or completeness of this document, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If the Employee does not understand the contents of this document he or she should consult an authorized financial advisor.
SERBIA
NOTIFICATIONS
Exchange Control Information. Pursuant to the Law on Foreign Exchange Transactions, the Employee is permitted to acquire shares of Common Stock under the Plan, but a report may need to be made of the acquisition of such Common Stock, the value of the shares of Common Stock at vesting of the Deferred Stock Units and, on a quarterly basis, any changes in the value of the shares of Common Stock. An exemption from this reporting obligation may apply for Deferred Stock Units on the basis that the shares are acquired for no consideration. Because the exchange control regulations in Serbia may change without notice, the Employee should consult with his or her personal advisor with respect to all applicable reporting obligations.
SINGAPORE
TERMS AND CONDITIONS
Transfer Restrictions. The Employee understands that if he or she acquires shares of Common Stock under the Plan, the shares are subject to a six-month holding period during which time the Employee may not sell any shares of Common Stock acquired under the Plan unless such shares have been previously issued, are listed for quotation or quoted on the Singapore Exchange Securities Trading Limited (“SGX-ST”) and are traded on the SGX-ST.
NOTIFICATIONS
Securities Law Information. The grant of Deferred Stock Units is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and is not made to the Employee with a view to the Deferred Stock Units being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Employee should note that the Deferred Stock Units are subject to section 257 of the SFA and the Employee will not be able to make any subsequent sale of the shares of Common Stock in Singapore, or any offer of such subsequent sale of the shares of Common Stock subject to the Deferred Stock Units in Singapore, unless such sale or offer in is made (i) after six months from the Grant Date or (ii) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA, or pursuant to, and in accordance with the condition of, any other applicable provisions of the SFA.
Chief Executive Officer and Director Notification Requirement. The chief executive officer (“CEO”), directors, associate directors and shadow directors of a Singapore subsidiary or affiliate are subject to certain notification requirements under the Singapore Companies Act. The CEO, directors, associate directors and shadow directors must notify the Singapore subsidiary or affiliate in writing of an interest (e.g., Deferred Stock Units, shares of Common Stock, etc.) in the Company or any related companies within two business days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when the shares of Common Stock are sold), or (iii) becoming the CEO or a director, associate director or shadow director.
SLOVAK REPUBLIC
There are no country specific provisions.
SLOVENIA
NOTIFICATIONS
Foreign Asset/Account Reporting Information. Slovenian residents may be required to report the opening of bank and/or brokerage accounts to tax authorities within eight (8) days of opening such account. The Employee should consult with his or her personal tax advisor to determine whether this requirement will be applicable to any accounts opened in connection with the Employee’s participation in the Plan (e.g., the Employee’s brokerage account with the Company’s designated broker).
SOUTH AFRICA
TERMS AND CONDITIONS
Securities Law Notice. In compliance with South African Securities Law, the documents listed below are available for the Employee’s review on the Company's public site or intranet site, as applicable, as listed below:

1.	The Company’s most recent Annual Report (Form 10-K): from the investor relations section of the Company's website at http://www.mondelezinternational.com/investors.

2.	The Company’s most recent Plan prospectus: a copy of which can be found on the Company’s Intranet site located at: https://intranet.mdlz.com/sites/globalhr/comp/Pages/Legal-Documents.aspx.
The Employee acknowledges that he or she may have copies of the above documents sent to him or her, at no charge, on written request being mailed to Office of the Corporate Secretary, Mondelēz International, Inc., Three Parkway North, Deerfield, Illinois 60015 U.S.A. The telephone number at the executive offices is +1 847-943-4000.
Withholding Taxes. The following provision supplements paragraph 5 of the Agreement:
By accepting the Deferred Stock Units, the Employee agrees to notify the Employer of the amount of any gain realized upon vesting of the Deferred Stock Units. If the Employee fails to advise the Employer of the gain realized upon vesting of the Deferred Stock Units, he or she may be liable for a fine. The Employee will be responsible for paying any difference between the actual tax liability and the amount withheld.
Exchange Control Obligations. The Employee is solely responsible for complying with applicable South African exchange control regulations. Since the exchange control regulations change frequently and without notice, the Employee should consult his or her legal advisor prior to the acquisition or sale of the shares of Common Stock under the Plan to ensure compliance with current regulations. As noted, it is the Employee’s responsibility to comply with South African exchange control laws, and neither the Company nor the Employer will be liable for any fines or penalties resulting from failure to comply with applicable laws.
SOUTH KOREA
NOTIFICATIONS
Exchange Control Information. Exchange control laws require South Korean residents who realize US$500,000 or more from the sale of shares of Common Stock or the receipt of dividends paid on such shares of Common Stock in a single transaction to repatriate the proceeds to South Korea within three years of receipt. However, this repatriation requirement likely does not apply to the sale of shares of Common Stock and/or the receipt of cash dividends on or after July 18, 2017.

Foreign Asset/Account Reporting Information. South Korean residents must declare all foreign financial accounts (e.g., non-South Korean bank accounts, brokerage accounts, etc.) to the South Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 1 billion (or an equivalent amount in foreign currency) on any month-end date during a calendar year.  The Employee should consult with his or her personal tax advisor to determine how to value the Employee’s foreign accounts for purposes of this reporting requirement and whether the Employee is required to file a report with respect to such accounts.
SPAIN
TERMS AND CONDITIONS
Nature of Grant. The following provision supplements paragraph 13 of the Agreement:
In accepting the Deferred Stock Units, the Employee consents to participation in the Plan and acknowledges that he or she has received a copy of the Plan.
The Employee understands and agrees that, as a condition of the grant of the Deferred Stock Units, except as provided for in paragraph 2 of the Agreement, the termination of the Employee’s employment for any reason (including for the reasons listed below) will automatically result in the loss of the Deferred Stock Units that may have been granted to the Employee and that have not vested on the date of termination.
In particular, the Employee understands and agrees that any unvested Deferred Stock Units as of Employee’s termination date will be forfeited without entitlement to the underlying shares of Common Stock or to any amount as indemnification in the event of a termination by reason of, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.
Furthermore, the Employee understands that the Company has unilaterally, gratuitously and discretionally decided to grant the Deferred Stock Units under the Plan to individuals who may be employees of the Mondelēz Group. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Mondelēz Group on an ongoing basis other than to the extent set forth in the Agreement. Consequently, the Employee understands that the Deferred Stock Units are granted on the assumption and condition that the Deferred Stock Units and the shares of Common Stock issued upon vesting shall not become a part of any employment or contract (with the Mondelēz Group, including the Employer) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Furthermore, the Employee understands and freely accepts that there is no guarantee that any benefit whatsoever will arise from the Deferred Stock Units, which is gratuitous and discretionary, since the future value of the underlying shares of Common Stock is unknown and unpredictable. In addition, the Employee understands that the grant of the Deferred Stock Units would not be made to the Employee but for the assumptions and conditions referred to above; thus, the Employee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant to the Employee of the Deferred Stock Units shall be null and void.
NOTIFICATIONS

Securities Law Information. No "offer of securities to the public", as defined under Spanish law, has taken place or will take place in the Spanish territory. The Agreement (including this Appendix) has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.
Exchange Control Information. The Employee must declare the acquisition, ownership and disposition of shares of Common Stock to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”) of the Ministry of Economy and Competitiveness on a Form D-6. Generally, the declaration must be made in January for shares of Common Stock owned as of December 31 of the prior year and/or shares of Common Stock acquired or disposed of during the prior year; however, if the value of the shares of Common Stock acquired or disposed of or the amount of the sale proceeds exceeds €1,502,530 (or if the Employee holds 10% or more of the share capital of the Company), the declaration must be filed within one month of the acquisition or disposition, as applicable.
In addition, the Employee is required to declare electronically to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including any shares of Common Stock acquired under the Plan) and any transactions with non-Spanish residents (including any payments of shares of Common Stock made to the Employee by the Company) depending on the value of such accounts and instruments and the amount of the transactions during the relevant year as of December 31 of the relevant year.
Foreign Asset/Accounting Reporting Information. If the Employee holds rights or assets (e.g., shares of Common Stock or cash held in a bank or brokerage account) outside Spain with a value in excess of €50,000 per type of right or asset (e.g., shares of Common Stock, cash, etc.) as of December 31 each year, the Employee is required to report certain information regarding such rights and assets on tax form 720. After such rights and/or assets are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported rights or assets increases by more than €20,000, or if ownership of the asset is transferred or relinquished during the year. If the value of such rights and/or assets does not exceed €50,000, a summarized form of declaration may be presented. The reporting must be completed by the March 31 each year. The Employee should consult his or her personal tax advisor for details regarding this requirement.
SWAZILAND
There are no country specific provisions.
SWEDEN
There are no country specific provisions.
SWITZERLAND
NOTIFICATIONS
Securities Law Information. The offer of Deferred Stock Units is considered a private offering in Switzerland and is therefore not subject to registration in Switzerland. Neither this document nor any other materials relating to the Deferred Stock Units constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, and neither this document nor any other materials relating to the Deferred Stock Units may be publicly distributed nor otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the Deferred Stock Units have been or will be filed with, approved or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).
TAIWAN
TERMS AND CONDITIONS
Data Privacy Consent. The Employee hereby acknowledges that he or she has read and understood the terms regarding collection, processing and transfer of Data contained in paragraph 14 of the Agreement and by participating in the Plan, the Employee agrees to such terms. In this regard, upon request of the Company or the Employer, the Employee agrees to provide an executed data privacy consent form to the Employer or the Company (or any other agreements or consents that may be required by the Employer or the Company) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in the Employee’s country, either now or in the future. The Employee understands he or she will not be able to participate in the Plan if the Employee fails to execute any such consent or agreement.
NOTIFICATIONS
Securities Law Information. The Deferred Stock Units and the shares of Common Stock to be issued pursuant to the Plan are available only to employees of the Mondelēz Group. The grant of Deferred Stock Units does not constitute a public offer of securities.
Exchange Control Information. The Employee may acquire and remit foreign currency (including proceeds from the sale of shares of Common Stock) into and out of Taiwan up to US$5,000,000 per year. If the transaction amount is TWD$500,000 or more in a single transaction, the Employee must submit a foreign exchange transaction form and also provide supporting documentation to the satisfaction of the remitting bank. The Employee should consult his or her personal advisor to ensure compliance with applicable exchange control laws in Taiwan.
THAILAND
NOTIFICATIONS
Exchange Control Information. If the proceeds from the sale of shares of Common Stock are equal to or greater than US$50,000 in a single transaction, the Employee must repatriate all cash proceeds to Thailand immediately following the receipt of the cash proceeds and then either convert such proceeds to Thai Baht or deposit the proceeds into a foreign currency account opened with a commercial bank in Thailand within 360 days of repatriation. In addition, the Employee must specifically report the inward remittance to the Bank of Thailand on a foreign exchange transaction form. If the Employee fails to comply with these obligations, the Employee may be subject to penalties assessed by the Bank of Thailand.
The Employee should consult his or her personal advisor prior to taking any action with respect to remittance of proceeds from the sale of shares of Common Stock into Thailand. The Employee is responsible for ensuring compliance with all exchange control laws in Thailand.
TURKEY
NOTIFICATIONS

Securities Law Information. Under Turkish law, the Employee is not permitted to sell shares of Common Stock acquired under the Plan in Turkey. The shares of Common Stock are currently traded on the Nasdaq Global Select Market, which is located outside Turkey and the shares of Common Stock may be sold through this exchange.
Exchange Control Information. The Employee may be required to engage a Turkish financial intermediary to assist with the sale of shares of Common Stock acquired under the Plan. To the extent a Turkish financial intermediary is required in connection with the sale of any shares of Common Stock acquired under the Plan, the Employee is solely responsible for engaging such Turkish financial intermediary. The Employee should consult his or her personal legal advisor prior to the vesting of the Deferred Stock Units or any sale of shares of Common Stock to ensure compliance with the current requirements.
UKRAINE
TERMS AND CONDITIONS
Deferred Stock Units Payable Only in Cash. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement (including paragraph 7 of the Agreement), the grant of Deferred Stock Units does not provide any right for the Employee to receive shares of Common Stock upon the Vesting Date. Deferred Stock Units granted to Employees in Ukraine shall be paid in cash in an amount equal to the value of the shares of Common Stock on the Vesting Date.
NOTIFICATIONS
Exchange Control Information. The Employee is solely responsible for complying with applicable Ukraine exchange control regulations. Since the exchange control regulations change frequently and without notice, the Employee should consult his or her legal advisor prior to the acquisition or sale of shares of Common Stock under the Plan to ensure compliance with current regulations. As noted, it is the Employee’s responsibility to comply with the Ukraine exchange control laws, and the Mondelēz Group will not be liable for any fines or penalties resulting from the Employee 's failure to comply with applicable laws.
UNITED ARAB EMIRATES
NOTIFICATIONS
Securities Law Information. Participation in the Plan is being offered only to selected Employees and is in the nature of providing equity incentives to Employees in the United Arab Emirates. The Plan and the Agreement are intended for distribution only to such Employees and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities.
If the Employee does not understand the contents of the Plan and the Agreement, the Employee should consult an authorized financial adviser. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the Plan or the Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.

UNITED KINGDOM (“U.K.”)
TERMS AND CONDITIONS
Miscellaneous. The following provision replaces paragraph 21 of the Agreement:
In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock after the date of this Grant, the Board of Directors of the Company or the Committee shall make adjustments to the number and kind of shares of Common Stock subject to this Grant, including, but not limited to, the substitution of equity interests in other entities involved in such transactions, to provide for cash payments in lieu of Deferred Stock Units, and to determine whether continued employment with any entity resulting from such a transaction will or will not be treated as continued employment with any member of the Mondelēz Group, in each case subject to any Board of Directors or Committee action specifically addressing any such adjustments, cash payments, or continued employment treatment.
For purposes of this Agreement, (a) the term “Disability” means permanent and total disability as determined under procedures established by the Company for purposes of the Plan, and (b) the term “Retirement” means, unless otherwise determined by the Committee in its sole discretion, retirement from active employment under a pension plan of the Mondelēz Group, an employment contract with any member of the Mondelēz Group, or a local labor contract, on or after the date specified as normal retirement age in the pension plan or employment contract, if any, under which the Employee is at that time accruing pension benefits for his or her current service (or, in the absence of a specified normal retirement age, the age at which pension benefits under such plan or contract become payable without reduction for early commencement and without any requirement of a particular period of prior service).
Withholding Taxes. The following provision supplements paragraph 5 of the Agreement:
Without limitation to paragraph 5 of the Agreement, the Employee hereby agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or the Employer, as applicable, or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Employee also hereby agrees to indemnify and keep indemnified the Company and the Employer, as applicable, against any Tax-Related Items that they are required to pay or withhold or have paid or will pay on the Employee’s behalf to HMRC (or any other tax authority or any other relevant authority).
Notwithstanding the foregoing, if the Employee is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities Exchange Act), the Employee understands that he or she may not be able to indemnify the Company for the amount of any Tax-Related Items not collected from or paid by the Employee, in case the indemnification could be considered to be a loan. In this case, the Tax-Related Items not collected or paid may constitute a benefit to the Employee on which additional income tax and National Insurance Contributions (“NICs”) may be payable. The Employee understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any NICs due on this additional benefit, which may also be recovered from the Employee by any of the means referred to in paragraph 5 of the Agreement.

In addition, the Employee agrees that the Company and/or the Employer may calculate the Tax-Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right the Employee may have to recover any overpayment from the relevant tax authorities.
UNITED STATES
NOTIFICATIONS
Exchange Control Information. If the Employee holds assets (i.e., Deferred Stock Units or Common Stock) or other financial assets in an account outside the United States and the aggregate amount of said assets is US$10,000 or more, the Employee is required to submit a report of Foreign Bank and Financial Account with the United States Internal Revenue Service by June 30 of the year following the year in which the assets in the Employee’s account meet the US$10,000 threshold.
URUGUAY
TERMS AND CONDITIONS
Data Privacy Consent. The Employee understands that the Data will be collected by the Employer and will be transferred to the Company at Three Parkway North, Deerfield, Illinois 60015 U.S.A. and/or any financial institutions or brokers involved in the management and administration of the Plan. The Employee further understands that any of these entities may store the Data for purposes of administering the Employee's participation in the Plan.
VENEZUELA
TERMS AND CONDITIONS
Investment Representation. As a condition of the grant of the Deferred Stock Units, the Employee acknowledges and agrees that any shares of Common Stock the Employee may acquire upon the settlement of the Deferred Stock Units are acquired as and intended to be an investment rather than for the resale of the shares of Common Stock and conversion of shares into foreign currency.
Exchange Control Information. Exchange control restrictions may limit the ability to vest in the Deferred Stock Units or remit funds into Venezuela following the receipt of the cash proceeds from the sale of shares of Common Stock acquired upon settlement of the Deferred Stock Units under the Plan. The Company reserves the right to further restrict the settlement of the Deferred Stock Units, or to amend or cancel the Deferred Stock Units at any time, in order to comply with the applicable exchange control laws in Venezuela. The Employee is responsible for complying with exchange control laws in Venezuela and neither the Company nor the Employer will be liable for any fines or penalties resulting from the Employee’s failure to comply with applicable laws. Because exchange control laws and regulations change frequently and without notice, the Employee should consult with his or her personal legal advisor before accepting the Deferred Stock Units to ensure compliance with current regulations.
NOTIFICATIONS
Securities Law Information. The Deferred Stock Units granted under the Plan and the shares of Common Stock issued under the Plan are offered as a personal, private, exclusive transaction and are not subject to Venezuelan government securities regulations.

VIETNAM
TERMS AND CONDITIONS
Deferred Stock Units Payable Only in Cash. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement (including paragraph 7 of the Agreement), the grant of Deferred Stock Units does not provide any right for the Employee to receive shares of Common Stock upon the Vesting Date. Deferred Stock Units granted to Employees in Vietnam shall be paid in cash in an amount equal to the value of the shares of Common Stock on the Vesting Date less any Tax-Related Items.